UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

BROWN SHOE COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 11, 2008

To Brown Shoe Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Brown Shoe Company, Inc. to be held at our headquarters at 8300 Maryland Avenue, St. Louis, Missouri, in the Conference Center, on Thursday, May 22, 2008, at 11:00 a.m., Central Daylight Time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy card accompany this letter. Our Annual Report for fiscal year 2007 is also enclosed.

I hope you will be present at the meeting. Whether or not you plan to attend, please cast your vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely yours,

Ronald A. Fromm
Chairman of the Board and
Chief Executive Officer

Brown Shoe Company, Inc.
8300 Maryland Avenue, St. Louis, Missouri 63105-3693

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, May 22, 2008

TIME:	11:00 a.m., Central Daylight Time

PLACE:	8300 Maryland Avenue Conference Center St. Louis, Missouri 63105

Matters to be voted on:

1.	Election of five directors

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants

3.	Approval of the Incentive and Stock Compensation Plan of 2002, as Amended and Restated

4.	Any other matters if properly raised

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to http://www.proxyvoting.com/bws,

2.	By toll-free telephone: call 1-866-540-5760, or

3.	By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the meeting.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

It is our policy that all proxies, ballots and vote tabulations that identify the vote of any shareholder will be kept strictly confidential until after a final vote is tabulated and announced, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

Michael I. Oberlander
Senior Vice President, General Counsel and
Corporate Secretary

April 11, 2008

PROXY STATEMENT — 2008 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT
FOR THE BROWN SHOE COMPANY, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS

Information about the Annual Meeting

Why am I receiving these proxy materials?

Your board of directors is soliciting proxies to be voted at the 2008 Annual Meeting of Shareholders. This proxy statement includes information about the issues to be voted upon at the meeting.

On April 11, 2008, we began distributing these proxy materials to all shareholders of record at the close of business on April 3, 2008. There were 42,316,555 shares of our common stock issued and outstanding on April 3, 2008.

Where and when is the annual meeting?

The Annual Meeting of Shareholders will take place on May 22, 2008 in the Conference Center at our headquarters, located at 8300 Maryland Avenue, St. Louis, Missouri 63105. The meeting will begin at 11:00 a.m., Central Daylight Time.

What am I voting on?

We are aware of three proposals to be voted on by shareholders at the annual meeting:

•	The election of five directors (Ronald A. Fromm, Steven W. Korn, Patricia G. McGinnis and Harold B. Wright, each for a three-year term, and Mario L. Baeza for a one-year term),

•	Ratification of independent registered public accountants, and

•	Approval of the Company’s Incentive and Stock Compensation Plan of 2002, as Amended and Restated.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on April 3, 2008, the record date. These shares include:

•	Shares held directly in your name as the “shareholder of record,” and

•	Shares held for you as the “beneficial owner” through a broker, bank, or other nominee in “street name.”

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, LLC, you are considered the “shareholder of record” with respect to those shares. The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of the shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report and proxy card or voting instruction card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

If I am a shareholder of record, how can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a shareholder of record, you may vote your proxy by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the proxy card. Voting by telephone or Internet will help us reduce costs. If you vote promptly, you can save us the expense of a second mailing.

•	Voting your proxy by telephone

In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week until 11:59 pm Eastern Time on the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting your proxy by Internet

You can also choose to vote via the Internet. The website for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week until 11:59 pm Eastern Time on the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•	Voting your proxy by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and for or against any other proposals properly brought before the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of your board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the Company’s independent public accountants, and “FOR” the Incentive and Stock Compensation Plan of 2002, as Amended and Restated. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matter that is required to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy,

•	Notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy, or

•	Vote in person at the annual meeting.

How do I vote in person?

If you are a shareholder of record, you may cast your vote in person at the annual meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card provided by your broker, bank or nominee with these materials.

What shares are included on the proxy card?

If you are a shareholder of record you will receive only one proxy card for all the shares you hold. This includes shares in certificate form as well as shares in book-entry form.

Is my vote confidential?

Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

What is a “quorum” for the meeting?

In order to have a valid shareholder vote, a quorum must exist at the annual meeting. Under the New York Business Corporation Law and our bylaws, a quorum will exist when shareholders holding a majority of the outstanding shares of our stock are present or represented at the meeting. For these purposes, shares that are present or represented by proxy at the annual meeting will be counted towards a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What vote is required to approve each proposal?

Proposal 1 — Election of Five Directors	The nominees who receive the most votes for the available positions will be elected, with four director positions available for a term expiring in 2011 and one director position available for a term expiring in 2009. If you do not vote for a particular nominee or you indicate “withheld” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants.	The affirmative vote of a majority of the shares voting either for or against Proxy Proposal 2 is required for approval of the proposed ratification of the appointment of of Independent Registered Public Accountants.

Proposal 3 — Approval of the Incentive and Stock Compensation Plan of 2002, as Amended and Restated	The affirmative vote of a majority of the shares voting either for or against Proxy Proposal 3 is required for approval of the Incentive and Stock Compensation Plan of 2002, as Amended and Restated.

Other matters	The affirmative vote of a majority of the shares voting either for or against such matters at the annual meeting is required to act on any other matter properly brought before the meeting.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on a particular proposal, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange (“NYSE”) and the “beneficial owner” has not instructed the broker how to vote on these proposals. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and ratification of the appointment of independent registered public accountants, even if the holder does not receive voting instructions from you.

Shares represented by proxies that are marked vote “withheld” with respect to the election of any person to serve on the board of directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other proposal, including Proposals 2 and 3, will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote. Shares represented by proxies that deny the proxy-holder discretionary authority to vote on such other proposal (broker non-votes) will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote. For Proposal 3, the NYSE rules require an additional level of shareholder approval — a majority of the votes cast must be in favor, and the total number of votes cast must be more than 50% of all shares entitled to vote on the proposal.

Can I access the Notice of Annual Meeting, Proxy Statement and 2007 Annual Report to Shareholders on the Internet?

The Notice of Annual Meeting and Proxy Statement are accessible on the Internet as a single document identified as “2008 Proxy Statement,” and the 2007 Annual Report is also available, on our website at www.brownshoe.com/investor.

Shareholders of Record:  If you vote on the Internet at www.proxyvoting.com/bws, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service.

What are the costs of soliciting these proxies?

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred. If we decide to retain a proxy solicitor, we will pay the fees charged by the proxy solicitor.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in our Report on Form 10-Q for the first quarter of 2008, which we expect to file on or before June 12, 2008. You can obtain a copy of the Form 10-Q on our website at www.brownshoe.com/secfilings, by calling the Securities and Exchange Commission (“SEC”) at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

How can I reduce the number of copies of proxy materials delivered to my household?

Securities and Exchange Commission rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as our expenses. If your family has multiple accounts, you may have received householding notification from your broker earlier this year and, consequently, you may receive only one proxy statement and annual report. If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to us by mail at 8300

Maryland Avenue, St. Louis, Missouri 63105, attention: Senior Vice President, General Counsel and Corporate Secretary, or by telephone at (314) 854-4000. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address or telephone number.

CORPORATE GOVERNANCE

Our Principles and Governance Guidelines

Since 1878, we have been guided by a value system that emphasizes integrity and trust at all levels of our organization. We have longstanding policies and practices to promote the management of our Company with integrity and in our shareholders’ best interests. The board has adopted and adheres to Corporate Governance Guidelines that the board and senior management believe represent sound practices. The corporate governance guidelines are available on our website at www.brownshoe.com/governance. The board periodically reviews these guidelines, New York law (the state in which we are incorporated), the rules and listing standards of the New York Stock Exchange, and SEC regulations, as well as best practices suggested by recognized governance authorities. The guidelines reflect the board’s policy that all directors are expected to attend the annual meeting of shareholders. The charters for the board’s Executive, Audit, Compensation and Governance and Nominating Committees are also available on our website at www.brownshoe.com/governance, and copies of these charters, our Corporate Governance Guidelines, as well as our Code of Business Conduct and Code of Ethics will be provided to shareholders, upon written or oral request to our Senior Vice President, General Counsel and Corporate Secretary, 8300 Maryland Avenue, St. Louis, Missouri 63105, or by telephone at (314) 854-4000. Information on our website shall not be deemed to constitute part of this proxy statement.

Independent Directors

Currently, of the thirteen members of the board of directors, eleven meet the New York Stock Exchange standards for independence. A director is considered to be an independent director only if the director does not have a material relationship with the Company, as determined by the board. The board has adopted standards for independence to assist it in making this determination. These standards are described in the Company’s Corporate Governance Guidelines, available on our website at www.brownshoe.com/governance. As of the date of this proxy statement, Ronald A. Fromm and Diane M. Sullivan are both directors and executive officers and are not independent directors. The board has determined that each of the other members of the board of directors is independent, including Mr. Baeza, Mr. Bower, Ms. Esrey, Ms. Hendra, Mr. Klein, Mr. Korn, Ms. McGinnis, Mr. McGinnis, Mr. Neidorff, Mr. Upbin and Mr. Wright. In making its determination of independence, the board considered that Ms. Hendra is affiliated with OgilvyOne LLC and that Mr. Wright is affiliated with Heidrick & Struggles, each of which provided services to the Company in fiscal 2007. The board determined that the amounts paid by the Company to each of these director-affiliated entities were not material to the Company or to such director-affiliated entity. With our board comprised of eleven independent directors out of thirteen, we are in compliance with our goal, as set forth in the Corporate Governance Guidelines, that two-thirds of the directors will be independent under the New York Stock Exchange standards.

The independent (non-management) members of the board meet regularly without any members of management present. In accordance with our Corporate Governance Guidelines, Mr. Bower, as chair of the Executive Committee, usually presides at such executive sessions, and if he is absent, then another director who is a member of the Executive Committee presides in his place. Only independent directors serve on our Audit, Compensation, and Governance and Nominating Committees.

Code of Ethics

We have a Code of Business Conduct that is applicable to all directors, officers and employees of the Company. We have an additional Code of Ethics that is applicable to the principal executive officer, principal financial officer and principal accounting officer. Both the Code of Business Conduct and the Code of Ethics are available on the Company’s website at www.brownshoe.com/governance,and copies of these codes will be provided to shareholders, upon written or oral request to our Senior Vice President, General Counsel and Corporate Secretary, 8300 Maryland Avenue, St. Louis, Missouri 63105, or by telephone at (314) 854-4000. We intend to post amendments to or waivers from (to the extent applicable to an executive officer of the Company) either code on our website.

Communicating with the Board

Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may write to the individual director or group, c/o Corporate Secretary, Brown Shoe Company, Inc., 8300 Maryland Avenue, St. Louis, Missouri 63105 or by sending an e-mail to directors@brownshoe.com. The board approved a process for handling communications received by the Company and addressed to non-management members of the board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and which is addressed to members of the board, and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Meetings and Committees

Meetings

The board has the following four committees: Audit, Compensation, Executive, and Governance and Nominating. The table below indicates the current membership of each committee and how many times the board and each committee met in fiscal 2007. Each director attended at least 75 percent of the total number of meetings of the board and of the committees on which he or she serves, except for Carla Hendra, who attended 67 percent of the meetings of the board and of the committee on which she serves. All but one of our 2006 directors continuing through 2007 attended the 2007 annual meeting. As Messrs. Baeza and Wright joined the board on March 6, 2008, they did not attend board meetings or serve on committees during 2007.

Governance and
	Board	Audit	Compensation	Executive	Nominating

Mario L. Baeza(1)	Member
Joseph L. Bower	Member		Member	Chair	Chair
Julie C. Esrey	Member		Member		Member
Ronald A. Fromm	Chair			Member
Carla Hendra(2)	Member				Member
Ward M. Klein(3)	Member
Steven W. Korn	Member	Member			Member
Patricia G. McGinnis	Member		Member		Member
W. Patrick McGinnis	Member	Member	Chair
Michael F. Neidorff	Member		Member
Diane M. Sullivan(4)	Member
Hal J. Upbin	Member	Chair		Member
Harold B. Wright(5)	Member
Number of 2007 Meetings	11	6	5	—	3

(1)	Mr. Baeza joined the board on March 6, 2008 and was introduced to the Governance and Nominating Committee by Mr. Fromm.

(2)	Ms. Hendra was appointed to the Governance and Nominating Committee on May 24, 2007.

(3)	Mr. Klein joined the board on March 7, 2007.

(4)	Ms. Sullivan, our President and Chief Operating Officer, was elected by shareholders on May 24, 2007.

(5)	Mr. Wright joined the board on March 6, 2008 and was recommended to the Governance and Nominating Committee by our director, Ms. Esrey.

Audit Committee

The Audit Committee’s primary responsibilities are to monitor (a) the integrity of the Company’s consolidated financial statements; (b) the financial reporting process and system of internal accounting and financial controls; (c) compliance with ethics policies, legal and regulatory requirements, and the Company’s independent registered public accountants’ qualifications and independence; and (d) the performance of the Company’s internal audit function and independent registered public accountants. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. The board has determined, in its judgment, that the Audit Committee is composed solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act and operates under a written charter adopted by the entire board. The board has determined, in its judgment, that Mr. Upbin qualifies as a “financial expert.” The board, through the Corporate Governance Guidelines, has established the policy that no member of the Audit Committee may serve on the audit committees of more than three public companies (including our Audit Committee). Also see “Audit Committee Report.”

Compensation Committee

The Compensation Committee’s primary responsibility is to establish the executive officers’ compensation. The committee also reviews changes in the compensation of other key management employees; reviews and approves or makes recommendations to the board concerning incentive compensation plans, equity-based plans and other executive benefit plans; approves the participation of executives and other key management employees in the various compensation plans and makes awards to participants; reviews our compensation programs; and monitors our promotion and management development practices. The committee meets several times each year, and committee agendas are established in consultation between the committee chair and management. The Company, through its Total Rewards department, has retained Hewitt Associates LLC as its compensation consultant, including preparing a peer group market report and having the consultant meet with the committee in connection with 2007 compensation. In setting annual compensation, the committee receives the performance assessment, internal ranking and compensation recommendation for each of the named executive officers other than the Chief Executive Officer, along with variance to the median peer group data for the principal compensation elements. The committee meets in executive session when discussing compensation for the Chief Executive Officer. The role of the compensation consultant and management are also discussed in the Compensation Discussion and Analysis.

The board has determined, in its judgment, that the Compensation Committee is composed solely of independent directors as defined in the NYSE listing standards and operates under a written charter adopted by the entire board.

Executive Committee

The Executive Committee may exercise all of the powers and duties of the board in the direction of the management of our business and affairs during the intervals between board meetings that may lawfully be delegated to it by the board of directors. However, certain categories of matters have been expressly reserved to the full board. The Executive Committee operates under a written charter adopted by the entire board.

Governance and Nominating Committee

The Governance and Nominating Committee develops criteria for membership on the board, recommends candidates for membership on the board and its committees, evaluates the structure and composition of the board, reviews and recommends compensation of non-employee directors, oversees the evaluation of executive management, and reviews the effectiveness of board governance. A candidate must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of shareholders. In evaluating the suitability of individual nominees, the Governance and Nominating Committee will also take into account, among other things, the nominee’s personal and professional attributes, ability to provide necessary stewardship over business strategies and programs adopted to ensure the coordination of interests among employees, management and shareholders, ability to respect and maintain adherence to the Code of Business Conduct, and ability to balance short-term goals and long-term goals of the Company and its shareholders. The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder, provided that the proposing shareholder submits the information by the specified deadline, and provides appropriate information, as discussed in more detail in the section “Shareholder Proposals for the 2009 Annual Meeting.” A shareholder seeking to propose a candidate for the committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to our Corporate Secretary. In accordance with the Corporate Governance Guidelines, the Governance and Nominating Committee will not recommend election of any individual as a director for a term extending beyond the annual shareholders’ meeting following the end of the calendar year during which such individual turns 70. The board has determined, in its judgment, that the Governance and Nominating Committee is composed solely of independent directors as defined in the NYSE listing standards and operates under a written charter adopted by the entire board.

Compensation of Non-Employee Directors

Fiscal 2007 Director Compensation

Directors’ compensation is established by the board of directors upon the recommendation of the Governance and Nominating Committee. For fiscal 2007, commencing with the 2007 Annual Meeting on May 24, 2007, the following compensation guidelines were in effect for non-employee directors, with cash retainers payable quarterly in arrears:

•	$30,000 as an annual retainer,

•	Chairs of the Compensation, Executive and Governance and Nominating Committees each received an additional $7,500 annual retainer,

•	Chair of the Audit Committee received an additional $12,500 annual retainer,

•	An award of 1,500 restricted stock units (RSUs) granted on May 24, 2007,

•	$1,500 fee for each board meeting attended, or each day of such meeting if such meeting was over multiple days, and $1,000 for each committee meeting attended, regardless of whether serving as a member of the committee,

•	Reimbursement of customary expenses (such as travel expenses, meals and lodging) for attending board, committee and shareholder meetings, and

•	Option to participate in the deferred compensation plan, with cash fees to be invested in phantom stock units (PSUs) that mirror our stock and are ultimately paid in cash.

The grant of RSUs to directors as part of their annual compensation is intended to align directors’ interests with those of shareholders. During the portion of fiscal 2007 prior to last year’s annual meeting, the director compensation approved in May 2006 was in effect, and provided for the same cash compensation payments to non-employee directors.

We also carry liability insurance and travel accident insurance that covers our directors. We do not maintain a directors’ retirement plan or a directors’ legacy or charitable giving plan, although non-employee directors are permitted to participate in our employee matching gift program on terms similar to those offered to employees, thereby providing a match for charitable giving to institutions of higher education and arts and cultural organizations aggregating up to $5,000 per year per individual. Non-employee directors do not participate in the retirement plans available to employees, nor do they participate in the annual or long-term equity incentive programs that have been developed for employees.

A director who is an employee does not receive payment for service as a director.

Non-Employee Director Compensation Summary

The following table provides information on all compensation granted to non-employee directors during fiscal 2007, including (i) cash compensation, both paid and deferred, and (ii) the compensation expense recognized in our financial statements for outstanding stock awards. In fiscal 2007, no stock options were granted, nor did the Company have stock option expense for non-employee directors. Additional information regarding stock and option awards granted to directors during fiscal 2007 and outstanding at fiscal 2007 year-end is provided under the heading “Non-Employee Director Equity Awards.”

Non-Employee Director Compensation for Fiscal 2007

	Fees Earned or Paid in Cash(1)
		Cash Payment
		Deferred into
		Phantom Stock	Stock	All Other
Name	Cash Payment	Units (PSUs)(2)	Awards(3)	Compensation(4)	Total

Mario L. Baeza(5)	$—	$—	$—	$—	$—
Joseph L. Bower	78,500	—	(159,342)	5,000	(75,842)
Julie C. Esrey	62,000	—	(159,342)	—	(97,342)
Carla Hendra	51,000	—	(43,348)	—	7,652
Ward M. Klein(6)	—	52,863	11,639	—	64,502
Steven W. Korn	56,500	—	(90,820)	—	(34,320)
Patricia G. McGinnis	—	60,000	(699,858)	—	(639,858)
W. Patrick McGinnis	65,000	—	(159,342)	—	(94,342)
Michael F. Neidorff	—	61,000	(38,377)	—	22,623
Hal J. Upbin	76,000	—	(90,935)	—	(14,935)
Harold B. Wright(5)	—	—	—	—	—

(1)	Cash fees include fees for attending board and committee meetings in fiscal 2007 as well as the annual retainer for serving on the board and as the chair of a committee during fiscal 2007. We pay the retainers at the end of each fiscal quarter, which results in three payments being made during the fiscal year of election and the remaining payment being made in the following fiscal year. These cash fee amounts have been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan for Non-Employee Directors; these deferrals are indicated in the column entitled “Cash Payment Deferred into Phantom Stock Units (PSUs)”.

(2)	Includes grant date fair value of directors’ fees and annual retainer earned and deferred during fiscal 2007. Pursuant to the Deferred Compensation Plan for Non-Employee Directors, we credit each participant with a number of fully vested phantom stock units (PSUs) on the last day of each fiscal quarter based on the total retainer and meeting fees earned for the quarter divided by the market value (mean of the high and low price) of the Company’s common stock on the last trading day of the fiscal quarter.

(3)	Amounts in the Stock Awards column reflect the change in cumulative liability for financial statement reporting purposes with respect to fiscal 2007 for the fair value of restricted stock units and phantom stock units outstanding as of fiscal 2006 year-end and additional restricted stock units granted during fiscal 2007. These amounts exclude the grant date fair value of phantom stock units granted during fiscal 2007 [as to which the value of the cash compensation being deferred is included in the column “Cash Payment Deferred into Phantom Stock Units (PSUs)],” but do reflect the change in fair value of PSUs from the grant through year-end. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The change in cumulative liability for these awards is calculated in accordance with SFAS No. 123R, Share Based Payment (FAS 123R), which provides that the fair value of restricted stock units is expensed over the number of months of service required for the grant to be non-forfeitable; for restricted stock units that are no longer forfeitable and for phantom stock units that are fully vested upon grant, the liability is adjusted based on the change in the closing price of the stock between the dates of our fiscal year ends. These amounts reflect the

Company’s expense under FAS 123R, for these awards, and do not correspond to the actual value that may be recognized by the director in the year of grant or that might be ultimately realizable by the director.

Due to the decline in the market value our stock during fiscal 2007, the value of directors’ Stock Awards has decreased as a result of previously expensed restricted stock units and phantom stock units being “marked to market” through 2007 year-end, with an especially substantial effect on those directors who had previously deferred compensation. However, as provided by SEC rules, the decrease reflected in the Stock Awards column for fiscal 2007 is limited to the amount of Stock Awards shown as Director Compensation previously reported for fiscal 2006.

(4)	Other compensation to directors includes the match of charitable contributions up to $5,000, which is available on the same basis as for our employees. This column does not include Company expenses related to board service, including reimbursement of expenses and occasional use of corporate aircraft to attend a board meeting. From time to time, a director may receive tickets to a local sporting or cultural event, for which the market value is minimal and for which the Company has no additional cost. The Company also provides directors’ and officers’ liability insurance, which the Company considers a business expense and not compensation for directors.

(5)	Messrs. Baeza and Wright were elected to the board in March 2008; accordingly they did not serve on the board or receive compensation as a director during fiscal 2007.

(6)	Mr. Klein was elected to the board in March 2007.

Non-Employee Director Equity Awards

The following table shows stock options and other stock awards (restricted stock units and phantom stock units) granted to non-employee directors during fiscal 2007 and stock options and other stock awards held by non-employee directors at the end of fiscal 2007 (February 2, 2008). As Messrs. Baeza and Wright were not members of the board during fiscal 2007 and received no director compensation in fiscal 2007, they are not included in this table.

	Joseph	Julie	Carla	Ward	Steven	Patricia	W. Patrick	Michael F.	Hal J.
	L. Bower	C. Esrey	Hendra	M. Klein	W. Korn	G. McGinnis	McGinnis	Neidorff	Upbin

Options
Number of Securities Underlying Unexercised Options Exercisable (Vested) at 2/2/2008(1)	28,125	28,125	—	—	—	25,425	18,900	—	—
Phantom Stock Units
PSUs Granted in lieu of Cash(2)	—	—	—	2,703	—	2,966	—	2,983	—
Aggregate Number PSUs Held at Fiscal Year-End (2/2/2008)(3)	—	—	—	2,716	—	34,061	—	4,965	—
Restricted Stock Units
RSUs Granted(4)	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
Grant Date Fair Value of 2007 RSUs(5)	$47,250	$47,250	$47,250	$47,250	$47,250	$47,250	$47,250	$47,250	$47,250
RSUs Vested at Fiscal Year- End (2/2/2008)(6)	10,805	10,805	4,450	—	7,042	10,805	10,805	1,683	7,048
RSUs Not Vested at Fiscal Year-End (2/2/2008)(6)	1,517	1,517	1,517	1,517	1,517	1,517	1,517	1,517	1,517

(1)	No stock options have been granted to non-employee directors since 2002; options granted to non-employee directors were fully vested upon grant. These stock options have a term of ten years and were granted as of the date of approval by the Governance and Nominating Committee. The exercise price is based on the average of the high and low price of our stock on the grant date and terminate 60 days following retirement as a director. Because these options were fully vested prior to fiscal 2006, the Company did not recognize any compensation expense in fiscal 2006 or thereafter with respect to these options.

(2)	The number of phantom stock units granted as deferred compensation was based on the fair market value (average of the high and low prices) on the grant date, which is the quarter-end date for the quarter during which the cash fees would otherwise have been paid. The amount of cash deferred is included in the column titled “Cash Deferred into Phantom Stock Units (PSUs)” in the Non-Employee Director Compensation table. All phantom stock units are fully vested upon grant.

(3)	The number of phantom stock units held at fiscal year-end includes dividend equivalent units earned on the underlying units as follows: 13 for Mr. Klein, 441 for Ms. McGinnis and 43 for Mr. Neidorff.

(4)	Annual awards of restricted stock units were granted on May 24, 2007 as compensation for services during the May 2007-May 2008 term.

(5)	The grant date fair value has been determined by multiplying the average of the high and low sale price ($31.50) of our stock on the date of grant (May 24, 2007) by the number of units, and excludes the value of dividend equivalent units paid in fiscal 2007.

(6)	The number of restricted stock units vested and not vested at fiscal year-end includes dividend equivalents earned on the underlying, including aggregate dividend equivalent units earned as follow: 154 for each of Mr. Bower, Ms. Esrey, Ms. McGinnis and Mr. McGinnis; 73 for Ms. Hendra, 17 for Mr. Klein, 106 for Mr. Korn, and 38 for Mr. Neidorff.

Fiscal 2008 Director Compensation

In December 2007, the Governance and Nominating Committee recommended that the annual equity award to directors include a choice between restricted stock and restricted stock units (a cash-equivalent interest that mirrors the stock), with both to have a one year vesting requirement. In March 2008, the Governance and Nominating Committee recommended that compensation for non-employee directors remain the same for the year following the annual meeting, including an approximate market value for the annual equity grant of $40,000; accordingly, the number of shares of restricted stock or restricted stock units granted for the year will be based on a more current stock price. As of the date of this proxy statement, no determination has been made with respect to a 2008 grant of restricted stock or restricted stock units to non-employee directors, although this matter is expected to be considered by the board prior to the annual meeting.

Restricted Stock Units and Restricted Stock

The restricted stock units granted to non-employee directors are the economic equivalent of a grant of restricted stock; however, no actual shares of stock are issued at the time of grant or upon payment. Rather, the award entitles the non-employee director to receive cash, at a future date, equal to the future market value of one share of our common stock for each restricted stock unit, subject to satisfaction of a one-year vesting requirement. For each grant, the board establishes an approximate aggregate cash value for the grant, and then determines the exact number of restricted stock units (or shares of restricted stock commencing this year) granted to each non-employee director by dividing the aggregate value of the award by the fair market value of the common stock on a date prior to the board meeting. The units or shares vest in full one year after the date of grant, and the payout will be on the date that service as director terminates or such earlier date as a director may elect. Dividend equivalents are paid on restricted stock units at the same rate as dividends on the Company’s common stock, and are automatically re-invested in additional restricted stock units as of the payment date for the dividend.

Deferred Compensation Plan for Non-Employee Directors

In 1999, the board adopted a deferred compensation plan for non-employee directors. Under the plan, we credit each participating director’s account with the number of “phantom units” that is equal to the number of shares of our stock which the participant could purchase or receive with the amount of the deferred compensation, based upon the fair market value (calculated as the average of the high and low price) of our stock on the last trading day of the fiscal quarter when the cash compensation was earned. Dividend equivalents are paid on phantom stock units at the same rate as dividends on the Company’s common stock, and are re-invested in additional phantom stock units at the next fiscal quarter-end. When the participating director terminates his or her service as a director, we will pay the cash value of the deferred compensation to the director (or to the designated beneficiary in the event of death) in annual installments over a five-year or ten-year period, or in a lump sum, at the director’s election. The cash amount payable will be based on the number of phantom stock units credited to the participating director’s account, valued on the basis of the fair market value at fiscal quarter-end on or following termination of the director’s service, and calculated based on the average of the high and low price of an equivalent number of shares of our stock on the last trading day of the fiscal quarter. The plan also provides for earlier payment of a participating director’s account if the board determines that the participant has a demonstrated financial hardship.

Non-Employee Director Stock Ownership

In March 2008, the board adopted stock ownership guidelines for non-employee directors. The purpose of these guidelines is to encourage long-term share ownership by our directors and better align the interests of non-employee directors with shareholders. The guidelines provide that all non-employee directors will hold shares of our stock or stock equivalents with a value at least equal to five times the annual cash retainer paid to them. For purposes of these guidelines, the following stock interests qualify under the guidelines: stock beneficially owned outside of Company-sponsored plans, stock held in any Company-sponsored stock-based plan, common stock units held in any Company-sponsored non-qualified deferred compensation plan and restricted stock units. Non-employee directors are expected to achieve the required holdings by the fifth anniversary of becoming subject to the guidelines.

Related Party Transactions

Our related party transaction policy provides for the board to review all transactions expected to exceed $100,000 in which a related party has a material interest, or for such a transaction continuing into a subsequent fiscal year that is expected to extend beyond six months or exceed $100,000 in the subsequent year. For purposes of this policy, related parties include the Company’s executive officers, directors or nominees, or 5% beneficial owners of the Company’s common stock, as well as any immediate family member of any of the foregoing, or entity controlled by them or in which they have a 10% beneficial interest. In making its determination whether to approve a related party transaction, the board shall consider such factors as the extent of the person’s interest in the transaction, the aggregate value, the availability of other sources of comparable products or services, whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transaction under like circumstances, and the benefit to the Company.

The Company’s employee matching gift program generally provides a match for charitable giving to institutions of higher education and arts and cultural organizations aggregating up to $5,000 per year per individual. In 2006, the board approved a special match for a charitable gift commitment made by Mr. Fromm to Barnes-Jewish Hospital Foundation, in an aggregate amount of $250,000 over seven years, and $35,000 of this amount was paid in fiscal 2007. Mr. Fromm does not have a direct, material interest in this matching gift.

During fiscal 2007, the Company engaged OgilvyOne LLC (“Ogilvy”) to provide certain marketing and consulting services. One of our directors, Ms. Hendra, is Co-Chief Executive Officer of Ogilvy North America and president of OgilvyOne N.A., both of which are affiliates of Ogilvy. During fiscal 2007, the Company incurred $1,041,733 of fees related to services provided by Ogilvy. Prior to Mr. Wright’s election to the board in March 2008, Heidrick & Struggles, an executive search firm in which Mr. Wright is a partner, provided services to the Company from time to time. The Company paid less than $15,000 to Heidrick & Struggles in fiscal 2007. Unless and until we expect our payments to Heidrick & Struggles will exceed $100,000 in connection with any single transaction or series of related transactions, those payments would not be deemed a “related party transaction” within the meaning of our policy such that board approval of the transaction would be required. However, the board did consider the Company’s relationship with Heidrick & Struggles prior to concluding that Mr. Wright was an “independent” director and does not have a material relationship with the Company, as more fully described in the section Corporate Governance under the subheading “Independent Directors.”

In fiscal 2007, there were no other material transactions between the Company and its executive officers and directors, or their immediate family members, or principal shareholders.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons beneficially owning more than ten percent of our common stock to report their ownership of stock and any changes in ownership to the Securities and Exchange Commission, New York Stock Exchange and Chicago Stock Exchange. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers and written representations from these persons that no other reports were required, we believe that all such reports of our executive officers and directors were filed on a timely basis.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

The following table shows the amount of our common stock beneficially owned as of April 3, 2008, by each director and nominee, each of the named executive officers listed in the Summary Compensation Table, all current directors and executive officers as a group, and all persons or entities that we know to beneficially own more than 5% of our common stock on April 3, 2008 (based on filings made with the Securities and Exchange Commission). In general, “beneficial ownership” includes those shares for which a person has or shares the power to vote or the power to dispose, and takes into account shares that may be acquired within 60 days (such as by exercising vest stock options). Thus, the table shows the number of employee and director stock options to purchase shares of our stock that are exercisable, either immediately or by June 2, 2008 (60 days after April 3, 2008). For our non-employee directors, the table shows the total number of share units held, as these units have an investment value that mirrors the value of our common stock.

	Amount of Common Stock
	Beneficially Owned				Director
	Number of	Exercisable		% of Shares	Share
Name	Shares(1)	Options(2)	Total	Outstanding	Units(3)

Directors and Executive Officers
Richard M. Ausick	79,315	50,822	130,137	*	—
Mario L. Baeza	—	—	—	—	—
Joseph L. Bower	17,437	28,125	45,562	*	12,377
Julie C. Esrey	6,436	28,125	34,561	*	12,377
Ronald A. Fromm	503,454	33,751	537,205	1.30%	—
Carla Hendra	1,000	—	1,000	*	5,993
Mark E. Hood	30,169	3,749	33,918	*	—
Ward M. Klein	3,000	—	3,000	*	4,240
Steven W. Korn	5,618	—	5,618	*	8,597
Patricia G. McGinnis	2,676	25,425	28,101	*	46,438
W. Patrick McGinnis	1,160	18,900	20,600	*	12,377
Michael F. Neidorff	9,250	—	9,250	*	8,179
Diane M. Sullivan	153,803	157,500	311,303	*	—
Hal J. Upbin	1,125	—	1,125	*	8,603
Joseph W. Wood	123,485	55,946	179,431	*	—
Harold B. Wright	—	—	—	—	—
Current Directors and Executive Officers as a group (20 persons, including persons named above)	1,160,586	491,496	1,652,082	3.9%	114,941
5% Shareholders
Barclays Global Investors, N. A. and related persons(4)	2,588,361	—	2,588,361	5.6%	—
Franklin Resources, Inc. and related persons(5)	2,456,631	—	2,456,631	5.3%	—

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Includes restricted stock as to which the holder has voting rights but no investment power, and which are subject to forfeiture based on service, as follows: Mr. Fromm — 116,375 shares; Mr. Hood — 22,750 shares; Ms. Sullivan — 98,750 shares; Mr. Wood — 30,436 shares; Mr. Ausick — 45,436 shares and Current Directors and Executive officers as a group — 400,559 shares. Also includes shares held by the trustee of the Company’s 401(k) plan for the account of individuals, but as to which the employee does not have the right to vote, as follows: Mr. Fromm — 12,797 shares, Mr. Hood — 169 shares, Ms. Sullivan — 1,936 shares, Mr. Wood — 2,402, Mr. Ausick — 2,385; and Current Directors and Executive officers as a group — 38,606 shares. The Company is not aware that any of the shares held by individuals have been pledged; however, these shares may be held in margin or other brokerage accounts that provide that the shares may become subject to a pledge.

(2)	Shares that could be acquired by exercising stock options through June 2, 2008.

(3)	Share units, all of which are denominated to be comparable to, and derive their value from, shares of Company common stock, include phantom stock units (PSUs) issued under our deferred compensation plan for non-employee directors and restricted stock units (RSUs) issued to our non-employee directors as of April 3, 2008, and are vested or will be vested through June 2, 2008. The share units are ultimately paid in cash and have no voting rights.

(4)	Based on its Schedule 13G filing with the SEC on February 5, 2008, the group including Barclays Global Investors, N.A. possessed sole power to vote 1,933,458 shares and sole power to dispose of 2,588,361 shares. The other members of the group that beneficially owned our stock include Barclays Global Fund Advisors, and Barclays Global Investors, LTD., and their business address is: 45 Fremont Street, San Francisco, California 94105.

(5)	Based on its Schedule 13G filing with the SEC on January 31, 2008, the group including Franklin Resources, Inc. and Franklin Advisory Services, LLC possessed sole power to vote 2,415,531 shares and sole power to dispose of 2,456,631 shares. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Investment management contracts grant to such subsidiaries, including Franklin Advisory Services, LLC, all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Inc. Franklin Resources, Inc. Charles B. Johnson, Rupert H. Johnson, Jr. and each of the investment management subsidiaries disclaim any pecuniary interest in any of the shares. Its mailing address is One Franklin Parkway, San Mateo, CA 94403.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 — Election of Directors

Structure of the Board

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. This classified board structure was adopted on November 2, 1954. Each of the classes has a three-year term, and the term of one class expires each year in rotation at that year’s annual meeting. We may change the size of the board by amending our bylaws. Persons elected by a majority of the remaining directors may fill vacancies on the board. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves until the next annual meeting of shareholders. Although there is no mandatory retirement policy for directors, our Corporate Governance Guidelines limit the Board from filling a vacancy with an individual over 70 years of age, and preclude recommending an individual for election as a director for a term extending beyond the annual shareholders’ meeting following the end of the calendar year during which the individual turns 70.

Effective March 6, 2008, your board amended the bylaws to increase the number of directors from eleven to thirteen, thereby creating two vacancies on the board, and elected Mario L. Baeza and Harold B. Wright to fill the these vacancies until the upcoming 2008 annual meeting. Based on the limitation in our Corporate Governance Guidelines that director nominees not be older than 70 years of age during the proposed term, three of our current directors are expected to retire from board service in the next two years and the Governance and Nominating Committee has been actively considering adding new directors to our board. In searching for new directors, Mr. Bower, as the Chair of the Governance and Nominating Committee, compiled a list of possible candidates and solicited input from all directors. Mr. Baeza was introduced as a potential nominee by Mr. Fromm, who was introduced to Mr. Baeza in connection with the Company’s activities for a charitable foundation. Mr. Wright was recommended as a nominee by our director Ms. Esrey, but was also known to several members of our senior management team as a result of executive search services that he provided to the Company. In conducting its review of these potential candidates, the Governance and Nominating Committee considered, amongst other things, the relevant criteria for directors specified in our Corporate Governance Guidelines and the Governance and Nominating Committee’s charter, such as: the person’s personal and professional attributes; ability to provide necessary stewardship over business strategies and programs adopted to insure the coordination of interests among employees, management and shareholders; ability to respect and maintain adherence to the Code of Business Conduct; ability to balance short-term goals and long-term goals of the Company and its shareholders; and the nature of and time involved in a director’s service on other boards. Mr. Bower then contacted each of Mr. Baeza and Mr. Wright to initiate discussions about joining the board, and each met with several of the independent directors. Upon the recommendation of the Governance and Nominating Committee, the board elected both Mr. Baeza and Mr. Wright as directors. There have been no nominees recommended by shareholders and the Governance and Nominating Committee did not use a professional search service to find additional directors.

With a thirteen person Board, the class of directors whose term will expire in 2009 has five members; the class whose term will expire in 2010 has four members; and the class whose term will expire in 2011 has four members. Your board of directors has nominated four individuals, Ronald A. Fromm, Steven W. Korn, Patricia G. McGinnis and Harold B. Wright for election as directors for a three-year term at the 2008 Annual Meeting. Your board of directors also has nominated another current director, Mario L. Baeza, for a one-year term to expire in 2009. Each of these nominees currently serves on the board for a term expiring at the 2008 Annual Meeting.

There are no family relationships between any of our directors, nominees and executive officers.

Your board is not aware that any nominee named in this proxy statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the proxies to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees identified below.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2011:

RONALD A. FROMM, 57, has been our Chairman of the Board of Directors and Chief Executive Officer and a director since 1999. From 1999 until January 2004, he also served as our President, and during 1998 served as President of our brand wholesale division. From 1992 until 1998, he served as Executive Vice President of our Famous Footwear division, and prior to that time served as its Chief Financial Officer. He currently serves as Chairman Emeritus and member of the Board of Directors of the Footwear Distributors and Retailers of America (FDRA), Chairman of the Board of Directors of the Fashion Footwear Association of New York (FFANY), and Chairman of the Board of Directors of the Two/Ten International Footwear Foundation.
STEVEN W. KORN, 54, has been a director since 2004. From September 2005 through February 2008, he was the Publisher of the Daily Report, a legal newspaper located in Atlanta, Georgia. Until 2000, he was Vice Chairman and Chief Operating Officer of CNN, a position he held starting in 1996. Previously, he served as the Vice President, General Counsel and Secretary at Turner Broadcasting System, Inc. (TBS). Mr. Korn has also served as an attorney specializing in civil litigation involving media, entertainment and telecommunications issues. Mr. Korn currently serves on the boards of Vassar College, SV Investment Partners, LLC, and Precision IR Group.
PATRICIA G. McGINNIS, 60, has been a director since 1999. She is the President and Chief Executive Officer of The Council for Excellence in Government, a national membership organization of private sector leaders who have served as senior officials in government. She has held that position since May 1994. From 1982 until May 1994, she was a principal at the FMR Group, a public affairs consulting firm.
HAROLD B. WRIGHT, 66, has been a director since March 2008. Since 1997, Mr. Wright has specialized in executive search services to the retail industry, having been a partner in the Consumer Products Group as a Retail Specialist with Heidrick & Struggles since 2006, and assuming the title and responsibilities of a Partner Emeritus effective January 2008. Prior to 2006, Mr. Wright was the Vice Chairman, Consumer Products, Industrial for Highland Partners, which was acquired by Heidrick & Struggles. Prior to 1997, Mr. Wright spent 25 years at Macy’s, having served as the President of two divisions.

Your Board of Directors recommends a vote “FOR” these nominees.

NOMINEE FOR A ONE-YEAR TERM THAT WILL EXPIRE IN 2009:

MARIO L. BAEZA, 57, has been a director since March 2008. He is the founder and controlling shareholder of Baeza & Co., and founder and Executive Chairman of V-Me Media, Inc. He formed Baeza & Co. in 1995 to create the first Hispanic-owned merchant banking firm focusing on the Pan-Hispanic region. In 1996, Baeza & Co. entered into a partnership with Trust Company of the West for the purpose of forming TCW/Latin America Partners, L.L.C. (“TCW/LAP”). Mr. Baeza served as Chairman and Chief Executive Officer of TCW/LAP from its inception until 2003, when he relinquished day-to-day operating control to form The Baeza Group, a Hispanic-owned alternative investment firm. In 2006, The Baeza Group partnered with Thirteen/WNET, a public broadcasting service affiliate, to form V-Me Media, Inc., a new national Spanish language television network to be distributed through the digital channels of public television affiliate stations. V-Me Media is controlled by The Baeza Group and Mr. Baeza serves as V-Me’s Founder and Executive Chairman. Mr. Baeza is also a director of Air Products and Chemicals, Inc., Ariel Mutual Fund Group, Israel Discount Bank of New York and Urban America LLC.

Your Board of Directors recommends a vote “FOR” this nominee.

CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009:

JOSEPH L. BOWER, 69, has been a director since 1987. Since 1973, he has been the Donald Kirk David Professor of Business Administration at Harvard Business School. Mr. Bower serves as a director of Anika Therapeutics, Loews Inc., the New America High Income Fund, Sonesta International Hotels Corporation and the TH Lee Putnam EOP Fund.
JULIE C. ESREY, 69, has been a director since 1995. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Ms. Esrey has served as a member of the Executive Committee of the Board of Trustees of Duke University and a director of the Duke Management Company. She also has served as a director of Bank IV Kansas, National Association, in Wichita, Kansas.
CARLA HENDRA, 51, has been a director since November 2005. Since July 2005, she has been the Co-Chief Executive Officer of Ogilvy North America, an integrated advertising and marketing services network, and since 1998, she has been the President of OgilvyOne N.A., a one-to-one marketing agency. Ms. Hendra leads the North American region of OgilvyOne Worldwide. Prior to joining Ogilvy in 1996, Ms. Hendra served as Executive Vice President, Grey Direct, a division of Grey Advertising from 1992 to 1996. Ms. Hendra serves as a director of Ogilvy & Mather Worldwide and OgilvyOne Worldwide. She also serves as a director of Unica Corporation, a company engaged in the enterprise marketing management software business.
MICHAEL F. NEIDORFF, 65, has been a director since March 2006. Since 1996, he has been the President and Chief Executive Officer of Centene Corporation, a government services managed care company; and since May 2004, has also served as Centene’s Chairman of the Board.

CONTINUING DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010:

WARD M. KLEIN, 52, has been a director since March 2007. He is a member of the Board of Directors of Energizer Holdings, Inc., a manufacturer of household and personal care products, and also serves as Chief Executive Officer of Energizer Holdings, Inc., a position he has held since January 2005. Prior to that time, he served as President and Chief Operating Officer from 2004 to 2005, and as President, International from 2002 to 2004, having first joined Energizer in 1986.
W. PATRICK McGINNIS, 60, has been a director since 1999. He is a member of the Board of Directors and Chief Executive Officer and President of Nestlé Purina PetCare Company, a manufacturer of pet products. From 1997 until 2001, he was a member of the Board of Directors and Chief Executive Officer and President of Ralston Purina Company. He served as President and Chief Executive Officer of the Pet Products Group of Ralston Purina Company from 1992 to 1997, when he was elected to the Board of Directors and to the additional office of Co-Chief Executive Officer of Ralston Purina Company. Mr. McGinnis serves on the Board of Directors of Energizer Holdings, Inc.
DIANE M. SULLIVAN, 52, is our President and Chief Operating Officer, having joined the Company in 2004 as President and in March 2006 received the additional title of Chief Operating Officer. Prior to joining the Company, Ms. Sullivan served as Vice Chairman of the Footwear Group of Phillips-Van Heusen from September 2001 to December 2003. Prior to joining Phillips-Van Heusen in 2001, Ms. Sullivan was President and Chief Operating Officer for Stride Rite Corporation, where she worked from 1995 until 2001 and also held the position of Group President: Tommy Hilfiger, Stride Rite Children’s and Sperry. Ms. Sullivan serves as a member of the Board of Directors for Barnes Jewish Hospital in St. Louis and a member of the Board of Directors of the Two/Ten International Footwear Foundation.
HAL J. UPBIN, 69, has been a director since 2004 and is Chairman Emeritus of the Board of Directors of Kellwood Company, a marketer of apparel and consumer soft goods. From 1999 to January 31, 2006, Mr. Upbin served as Chairman of the Board of Kellwood Company, and from December 1997 through June 2005, he was Chief Executive Officer of Kellwood Company. From 1994 until 1997, he was President and Chief Operating Officer of Kellwood Company, and from 1992 until 1994, he was Executive Vice President Corporate Development of Kellwood Company. He served as Vice President Corporate Development of Kellwood Company from 1990 to 1992 and was President of American Recreation Products, Inc., a subsidiary of Kellwood, from 1988 to 1992. Mr. Upbin is also a member of the Board of Trustees for Pace University and a Council Member of Washington University’s Olin School of Business.

PROPOSAL 2 — Ratification of Independent Registered Public Accountants

Ratification of Ernst & Young LLP

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2009. The Audit Committee and the board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will consider any information submitted by the shareholders in connection with the selection of the independent registered public accountants for the next fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the fiscal year if the Audit Committee believes such a change would be in the best interest of the Company and its shareholders.

Representatives of Ernst & Young LLP do not plan to make a formal statement at the annual meeting. However, we expect that they will attend the meeting and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of
Ernst & Young LLP as the Company’s independent registered public accountants.

Fees Paid to Independent Registered Public Accountants

During fiscal 2007 and fiscal 2006, Ernst & Young LLP were our independent registered public accountants and charged fees for services rendered to us as follows:

Service Fees	2007 Fees	2006 Fees

Audit Fees	$1,124,294	$1,111,119
Audit-related Fees(1)	57,906	89,097
Tax Fees(2)	171,193	107,298
All Other Fees	—	—

Total	$1,353,393	$1,307,514

(1)	The audit-related services performed in 2007 and 2006 were audits of our employee benefit plans.

(2)	The tax services in 2007 and 2006 included tax compliance (including preparation and/or review of tax returns), tax planning and tax advice, including assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In fiscal 2007, all of the audit, audit-related and tax services were pre-approved in accordance with the Audit Committee’s audit and non-audit services pre-approval policy that requires the committee, or the chair of the committee to pre-approve services to be provided by the Company’s independent registered public accountants. Pursuant to this policy, the committee will consider whether the services to be provided by the independent registered public accountants are prohibited by the SEC and consistent with the SEC’s rules on auditor independence and whether the independent registered public accountants are best positioned to provide the most effective and efficient services. The committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The committee has delegated to the chair of the committee pre-approval authority between committee meetings and the chair must report any pre-approval decisions to the committee at the next scheduled committee meeting.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of your board of directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States, and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the internal auditors and independent registered public accountants. The committee discussed with the Company’s internal and independent registered public accountants the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the internal and independent registered public accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments and clarity of disclosures; and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States.

The Company’s independent registered public accountants also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accountants that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee considered whether the provision by Ernst & Young, LLP of non-audit services, including tax services, was compatible with their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors and the board approved including the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for filing with the Securities and Exchange Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2008.

While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accountants. In addition, it is not the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies.

Audit Committee
Hal J. Upbin, Chair
Steven W. Korn
W. Patrick McGinnis

PROPOSAL 3 — Approval of the Incentive and Stock Compensation Plan of 2002, as
Amended and Restated

Summary of the Proposed Amendments

Our Incentive and Stock Compensation Plan of 2002, as Amended and Restated (which we refer to as the 2002 Plan), is the only benefit plan that the Company currently uses to grant stock options, restricted stock, performance shares, performance units, stock appreciation rights and cash-based awards to directors and employees. Although we have two other incentive plans still in effect, no further grants will be made under those plans, and the committee has determined not to make any further grants under the 2002 Plan between the record date and the annual meeting date.

We believe that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the Company’s success. To maintain our ability to continue to grant share-based awards and to have flexibility as to the types of awards granted, the Compensation Committee recently approved an amendment and restatement of the 2002 Plan to implement the following changes:

•	increase the number of shares subject to the 2002 Plan by 1,800,000 shares so that there will be a total of 2,049,555 shares available to satisfy future award grants (based on awards outstanding as of April 3, 2008);

•	clarify that shares authorized for issuance under the 2002 Plan will only be counted as used to the extent they are actually issued, rather than upon grant as was previously the case for certain types of awards;

•	provide that all shares issued pursuant to an award, regardless of the type of award, will reduce the number of shares available on a one-for-one basis;

•	provide that shares used to pay the exercise price or withholding taxes related to an award, as well as shares not issued as a result of the net settlement of an outstanding exercise or stock appreciation right, will not reduce the shares available under the 2002 Plan;

•	amend the performance measures designed to qualify for the performance-based exception of section 162(m) of the Internal Revenue Code of 1986, as amended, to include net sales or growth of net sales, as these measures more accurately reflect our top line revenues reported in our consolidated financial statements; and

•	prohibit both repricing outstanding stock options and stock appreciation rights and cancellation of such awards for cash, without shareholder approval.

The 2002 Plan, as proposed by the committee, is attached as Exhibit A to this proxy statement and will be effective following your approval. By approving the 2002 Plan, shareholders will be also be approving the performance measures for grants of the various incentive awards that are designed to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code of 1986, as amended. The performance measures are set forth in Article 9 of the 2002 Plan and are identified below under the subheading “Performance Units, Performance Shares and Cash-Based Awards.”

We use incentive awards to attract, motivate and retain leadership talent as well as to align our executives’ interests with those of our shareholders, as described more fully in the Compensation Discussion and Analysis. The committee approved the proposed amendment on the belief that the additional shares will allow the Company to continue awarding the equity incentives important to our compensation program for at least two more years, while resulting in a reasonable amount of potential equity dilution.

Outstanding Awards and Available Shares

As of April 3, 2008, under all of our incentive plans there were a total of 3,107,160 shares potentially issuable pursuant to outstanding awards under all of our plans. After setting aside shares for outstanding awards, at April 3, 2008, the 2002 Plan (without giving effect to the proposed amendment to increase shares) had only 249,555 shares remaining available for future award grants, which would allow us to grant awards for no more than 118,836 full value shares. The committee believes that it is in the best interests of the Company to allow for more full value share awards, and if the 2002 Plan, as amended, is approved, we would have available 2,049,555 shares for future awards, all of which could be issued as full value share awards. Thus, if the 2002 Plan is approved, there would be a total of 5,156,715 shares covered by all of our plans as follows: 3,107,160 shares potentially issuable pursuant to outstanding awards and 2,049,555 shares available for future grant under the 2002 Plan. The actual number of shares potentially issuable pursuant to the 2002 Plan will be less, as certain outstanding awards have been made pursuant to a different plan.

The outstanding awards held by our named executive officers at fiscal 2007 year-end are identified in “Executive Compensation -Outstanding Equity Awards at Fiscal Year-End,” and awards granted to these individuals subsequent to fiscal 2007 year-end are indicated in “Compensation Discussion and Analysis — Long-Term Awards.”

Description of the 2002 Plan

The principal features of the 2002 Plan, as proposed to be amended, are described below. This description is subject to and qualified in its entirety by the full text of the 2002 Plan attached as Exhibit A to this proxy statement.

Purpose.  The objectives of the 2002 Plan are to optimize our profitability and growth through annual and long-term incentives that:

•	link the personal interests of participants to those of our shareholders;

•	provide participants with an incentive for excellence in individual performance; and

•	increase long-term shareholder value.

The 2002 Plan is further intended to provide us with flexibility in our ability to motivate, attract, and retain the services of participants who make significant contributions to our success and to allow participants to share in our success.

Administration.  The 2002 Plan is administered by your board of directors, and the board has delegated administration of the 2002 Plan to the Compensation Committee, in part in order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. (When used in this description of the 2002 Plan, “board of directors” or “board” includes the Compensation Committee when acting pursuant to the board’s delegation of authority.) Also, the Chief Executive Officer has been delegated the authority to make grants of awards representing no more than 50,000 shares per year to non-executive officer employees, although since 2006, he has chosen not to rely on that authorization.

Your board of directors has full power to:  (1) select the employees and directors who are to participate in the 2002 Plan, (2) determine the sizes and types of awards, (3) determine the terms and conditions of awards in a manner consistent with the 2002 Plan, (4) interpret the 2002 Plan and any agreement or instrument entered into under the 2002 Plan, (5) establish, amend or waive rules and regulations for the 2002 Plan’s administration, (6) amend the terms and conditions of any outstanding award as provided in the 2002 Plan, and (7) make all other determinations that may be necessary or advisable for the administration of the 2002 Plan. No awards may be made under the 2002 Plan after May 22, 2012.

As of April 3, 2008, eleven non-employee directors and approximately 13,100 employees were eligible to participate in the 2002 Plan and 163 individuals had awards outstanding under the 2002 Plan.

Limits on Awards.  The 2002 Plan limits the grants of awards to a single participant in any fiscal year as follows:

•	the maximum aggregate number of shares that may be granted in the form of stock options shall be 337,500 shares;

•	the maximum aggregate payout at the end of an applicable performance period with respect to awards of performance shares or the share component of performance units shall be the value of 225,000 shares;

•	the maximum payout with respect to cash-based awards shall be $3,000,000;

•	the maximum number of shares that may be granted as awards of restricted stock shall be 112,500 shares; and

•	the maximum number of shares of common stock with respect to which stock appreciation rights may be granted shall be 337,500 shares.

Shares Available under the 2002 Plan.  As of April 3, 2008, the 2002 Plan was our only plan with shares available for future award grants. Under the amended 2002 Plan, shares subject to an award shall only be counted as used to the extent they are actually issued; and upon issuance, shall reduce the number of shares available under the 2002 Plan. Shares of restricted stock subject to an award that is forfeited or cancelled shall be added back to, and again become available under the 2002 Plan. If any award expires, is forfeited or lapses prior to any shares being issued pursuant to that award, there is no effect on shares available. Also, if any award is exercised, settled or paid with less than the full number of shares initially subject to the award’s terms, or is settled in cash in lieu of shares, the number of shares available under the 2002 Plan shall reduced only if, and to the extent, shares are actually issued. In addition, if the exercise price of any stock option granted under the 2002 Plan or the tax withholding requirements with respect to any award granted under the 2002 Plan are satisfied by tendering shares of common stock to the Company, or if a stock appreciation right is exercised, or there is a cashless exercise of a option, only the number of shares issued, net of any Shares tendered will reduce the number of shares available under the 2002 Plan. Any shares that might become available under our 1999 incentive plan (still in effect) due to forfeiture, termination or cancellation of awards outstanding as of April 3, 2008, will increase the number of shares authorized for issuance and available under the 2002 Plan; shares subject to awards under the 1999 plan are included in the outstanding award share counts provided in this disclosure.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of our stock or property, any reorganization or any partial or complete liquidation, an adjustment may be made to prevent dilution or enlargement of participants’ rights.

Stock Options and Stock Appreciation Rights.  Under the 2002 Plan, a stock option is granted under an award agreement specifying the price, the duration of the stock option, the number of shares of common stock to which the stock option pertains and whether the stock option is an incentive stock option or a nonqualified stock option. Incentive stock option awards under the terms of the 2002 Plan are those that qualify for special tax treatment under Section 422 of the Internal Revenue Code (the “Code”) to the extent such treatment is available, while the nonqualified stock options do not qualify for such special tax treatment. Directors may not be granted incentive stock options but employees may be granted either type of option under the 2002 Plan. The stock option price upon the exercise of any stock option is paid: (1) in cash, (2) by tendering (either actual or by attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total stock option price (provided that, if required by the Board at time of exercise, the shares which are tendered must have been held by the participant for at least six months prior to their tender to satisfy the stock option price) or by net exercise, (3) by a combination of (1) and (2), (4) by cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (5) by any other means that the board determines to be consistent with the 2002 Plan’s purposes and applicable law. For options issued on or after May 22, 2008, the Board may permit a participant to elect to pay all or part of the exercise price of the option by having the Company withhold from the shares of common stock which would otherwise be issued upon exercise of the option a number of shares of common stock having a fair market value equal to the amount of the exercise price.

A stock appreciation right is granted under the 2002 Plan pursuant to an award agreement specifying the duration of the stock appreciation right and the number of shares of common stock to which the stock appreciation right pertains. The price of a stock option granted to a participant under the 2002 Plan will be at least 100% of the fair market value of a share of common stock on the date the stock option is granted. The value of a stock appreciation right with respect to a share of common stock as of any given date will be equal to the excess of the fair market value of a share of common stock on such date over an amount equal to at least 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted. A stock appreciation right is payable as specified in the award agreement, and therefore can be in cash or in shares of common stock. The term of a stock option or stock appreciation right is determined by the board at the time that it is granted. Neither stock options nor stock appreciation rights will be allowed to be exercisable later than the tenth anniversary date of their grant. Stock options and stock appreciation rights can be exercised subject to the restrictions and conditions placed upon them by the board, and they need not be the same for each grant or for each participant.

Each participant’s stock option or stock appreciation right award agreement will set forth the extent to which the participant can exercise the stock option or stock appreciation right following the termination of the participant’s employment or directorship with us. Such provisions will be determined in the sole discretion of the board, included in the award agreement entered into with each participant, and need not be uniform among all stock options and stock appreciation rights issued.

No stock options or stock appreciation rights may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and that both stock options and stock appreciation rights granted to a participant will be exercisable during the participant’s lifetime only by such participant.

Performance Units, Performance Shares, and Cash-Based Awards.  The board sets performance goals that determine the number and/or value of performance units/shares and cash-based awards that may be paid out to a participant. Each cash-based award (including the cash-component of a performance unit) has a value as may be determined by the board. The determination of the board with respect to the form of payout of such awards will be set forth in the award agreement pertaining to the grant of the award. The time period during which the performance goals must be met is called the “performance period.”

Performance measure(s) authorized by the 2002 Plan include:

•	earnings per share;

•	net income (before or after taxes);

•	operating income (before or after taxes);

•	return on invested capital, return on assets, or return on equity;

•	cash flow return on investments which equals net cash flows divided by owners’ equity;

•	earnings before interest or taxes;

•	gross revenues or revenue growth;

•	net sales or growth of net sales;

•	market share; and

•	growth in share price or total shareholder return.

The board will have the discretion to adjust the determinations of the degree of attainment of the initially established performance goals on a corporation-wide or divisional basis; however, awards that are designed to qualify for the performance-based exception of Section 162(m) of the Code may not be adjusted upward. Shareholder approval of the 2002 Plan will be deemed to include approval of the various performance award measures identified the prior paragraph.

If applicable tax and/or securities laws change to permit board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, then the board, in its sole discretion, may make such changes without obtaining shareholder approval. In addition, if the board determines that it is advisable to grant awards that will not qualify for the performance-based exception, then the board may make such grants without satisfying the requirements of Section 162(m) of the Code.

The board may pay performance shares, the cash and/or share components of performance units; and cash-based awards in cash or shares of common stock (or any combination) that have an aggregate fair market value equal to the value of the awards earned at the close of the performance period, as specified in the award agreement. Our currently outstanding performance share and performance unit agreements provide for the share-based awards to be paid in shares.

At the discretion of the board, participants may be entitled to receive any dividends declared with respect to shares of common stock which have been earned in connection with grants of performance units and/or performance shares, but not yet distributed to participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions that apply to dividends earned with respect to shares of restricted stock). In addition, participants may, at the discretion of the board, be entitled to exercise their voting rights with respect to such shares.

Unless determined otherwise by the board and set forth in the participant’s award agreement, in the event the employment or directorship of a participant is terminated by reason of death, disability, early retirement or retirement during a performance period, the participant will receive a payout of the performance units/shares or cash-based awards that is prorated. For purposes of this provision, “retirement” and “early retirement” are determined by reference to our pension plan, and as a result, “early retirement” requires committee approval.

Payment of earned performance units or performance shares or cash-based awards will be made at a time specified by the board in its sole discretion and set forth in the participant’s award agreement. Notwithstanding the foregoing, with respect to employees who are “covered employees” as defined in the regulations promulgated under Section 162(m) of the Code and who retire during a performance period, payments may not be made upon retirement, as such payments are made only at the end of the applicable performance period.

In the event that a participant’s employment or directorship terminates for any reason other than those reasons set forth above during a performance period, all performance units/shares and cash-based awards are forfeited by the participant unless determined otherwise by the board, or as set forth in the participant’s award agreement.

Except as otherwise provided in a participant’s award agreement, performance units/shares and cash-based awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; during the participant’s lifetime, the participant’s rights under the 2002 Plan may be asserted only by the participant or the participant’s legal representative.

Subject to the approved criteria for establishing performance measures, future performance awards may be different than those previously issued.

Restricted Stock.  Each restricted stock grant will be stated in a restricted stock award agreement that will specify the period(s) of restriction, the number of shares of restricted stock granted, and such other provisions as deemed necessary by the board.

Shares of restricted stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the board and specified in the restricted stock award agreement. All rights with respect to the restricted stock granted to a participant under the 2002 Plan are available only to the participant during his or her lifetime.

We are not required to issue a certificate for restricted shares or provide unrestricted book entry title for shares of restricted stock until all conditions and/or restrictions applicable to the shares have been satisfied. Shares of restricted stock covered by each restricted stock grant made under the 2002 Plan become freely transferable by the participant after the last day of the applicable period of restriction. If provided in the restricted stock award agreement, participants holding restricted stock may be granted the right to exercise full voting rights and also may be credited with regular cash dividends paid with respect to the underlying shares while they are so held.

Each restricted stock award will set forth the extent to which the participant will have the right to receive unvested restricted shares following termination of the participant’s employment or directorship with us. Such provisions will be determined in the sole discretion of the board and included in the award agreement entered into with each participant. Additionally, these provisions need not be uniform among all shares of restricted stock issued pursuant to the 2002 Plan.

Change In Control.  A “change in control” occurs when:

(a) Any natural person, corporation, government, or political subdivision, agency, or instrumentality of a government, or partnership, limited partnership, syndicate, or other group of two or more natural persons (other than those persons in control of us as of May 23, 2002, or other than a trustee or other fiduciary holding securities under one of our employee benefit plans, or a corporation owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our stock) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), either directly or indirectly of our securities representing 30% or more of the combined voting power of our then outstanding securities; or

(b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board (and any new director, whose election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), then cease to constitute a majority of the board; or

(c) Our shareholders approve: (i) a plan for our complete liquidation; or (ii) an agreement for the sale or disposition of all or substantially all of our assets; or (iii) our merger, consolidation, or reorganization with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or

(d) Provided that, in no event shall a “change in control” be deemed to have occurred, with respect to a participant, if the participant is part of a purchasing group that consummates the change in control transaction. A participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the participant is an equity participant in the purchasing corporation or group (except for: (i) passive ownership of less than three percent of the stock of the purchasing corporation; or (ii) ownership of equity in the purchasing corporation or group which is otherwise not significant, as determined prior to the change in control by a majority of the non-employee continuing directors).

Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (1) any and all stock options and stock appreciation rights granted pursuant to the 2002 Plan shall become immediately exercisable; (2) any restriction periods and restrictions imposed on restricted shares that are not performance-based, as set forth in the restricted stock award agreement, shall lapse; (3) the target payout opportunities attainable under all outstanding awards of restricted stock, performance units, performance shares, and cash-based awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control. The vesting of all awards denominated in shares shall be accelerated as of the effective date of the change in control, and there shall be paid out to participants within 30 days following the effective date of the change in control a pro-rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the change in control. Awards denominated in cash shall be paid pro rata to participants in cash within 30 days following the effective date of the change in control, with the proration determined as a function of the length of time within the performance period which has elapsed prior to the change in control, and based on an assumed achievement of all relevant targeted performance goals.

The above provisions cannot be terminated, amended, or modified on or after the date of a change in control to affect adversely any award previously granted under the 2002 Plan without the prior written consent of the participant with respect to the participant’s outstanding awards. However, the board may terminate, amend or modify the above provisions at any time prior to the date of a change in control.

Repricing Prohibited.  No outstanding options or stock appreciation rights may be repriced, replaced or regranted through cancellation in the event of a decline in stock price without the approval of the Company’s shareholders. The prohibition includes, among other prohibitions:

•	lowering the exercise price of outstanding options and stock appreciation rights; or

•	exchanging outstanding options and stock appreciation rights for cash or other awards.

Amendment, Modification, and Termination.  Subject to the terms of the 2002 Plan, the board may at any time, alter, amend, suspend or terminate the 2002 Plan in whole or in part. In addition, the board may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan; provided that, unless the board determines otherwise at the time such adjustment is considered, no such adjustment will be authorized to the extent that such authority would be inconsistent with the 2002 Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended or the requirements of any state law.

Without the written consent of the participant holding an award, no termination, amendment, or modification of the 2002 Plan shall adversely affect in any material way any award previously granted under the 2002 Plan. At all times when Code Section 162(m) is applicable, all awards granted under the 2002 Plan shall comply with the requirements of Code Section 162(m) unless the board determines that such compliance is not desired. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any award or awards available under the 2002 Plan, the board may make any adjustments it deems appropriate.

Withholding.  We shall have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2002 Plan. With respect to withholding required upon the exercise of stock options, upon the lapse of restrictions on restricted stock, or upon any other taxable event arising as a result of awards granted pursuant to the 2002 Plan, participants may elect, subject to the approval of the board, to satisfy the withholding requirement, in whole or in part, by having us withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the participant, and shall be subject to any restrictions or limitations that the board, in its sole discretion, deems appropriate.

Federal Income Tax Consequences

Under the Internal Revenue Code, as presently in effect, a participant will not be deemed to recognize any income for federal income tax purposes at the time any award is made, nor will we be entitled to a tax deduction at that time. However, when any part of a stock option or stock appreciation right is exercised, when restrictions on restricted stock lapse, or when payments are made under a performance share, performance unit, or cash-based award, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a stock option (other than an incentive stock option, or ISO) or stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option exercise price.

2. In the case of payment under a performance share, performance unit, or cash-based award, the participant will generally recognize ordinary income on the payment date in an amount equal to any cash and the fair market value of any unrestricted shares received.

3. In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize taxable income when the stock is received rather than when his or her interest is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of ISO’s, there is generally no tax liability either at the time of grant or at the time of exercise. However, the excess of the fair market value of the stock on the exercise date over the stock option price is included in the stock optionee’s income for purposes of the alternative minimum tax. If no disposition of the stock is made by the participant before the later of one year from the date of exercise and two years from the date of grant, the participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the stock option price and the sale price. If the stock is not held for such required period, ordinary income tax treatment will generally apply to an amount equal to the excess of the fair market value of the stock on the date of exercise over the stock option price (or, if less, the amount of gain realized on the disposition of the stock), and the balance of any gain or loss will be treated as capital in nature. In addition, if the stock is not held for the required period, the Company receives a tax deduction (known as a “disqualifying disposition”) in the same amount as the amount recognized as ordinary income by the participant. In order for ISO’s to be treated as described above, the participant must remain employed by us (or a subsidiary in which we hold at least 50 percent of the voting power) from the ISO’s grant date until three months before the ISO is exercised. The three-month period is extended to one year if the participant’s employment terminates on account of disability. If the participant does not meet the employment requirement, the stock option will be treated for federal income tax purposes as a stock option described in paragraph 1, above.

5. Upon the exercise of a stock option other than an ISO, the recognition of income on restricted stock, or the payment under a performance share, performance unit, or stock-based award, we will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant, but in the case of the recognition of income on restricted stock, the deduction will be allowed upon vesting. We will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to an award, the recipient will recognize ordinary income equal to the amount of cash received and we will generally be entitled to a deduction of the same amount.

6. Pursuant to Section 162(m) of the Code, we may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year is our Chief Executive Officer or among one of its three other highest compensated officers for that year (other than our Chief Financial Officer). The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We believe that compensation attributable to stock options granted under the 2002 Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The 2002 Plan also authorizes the grant of performance shares, performance units, and cash-based awards utilizing the performance criteria set forth in the 2002 Plan so that payments under such awards may likewise be treated as qualified performance-based compensation. For restricted stock that provides for time-based, as compared to performance-based, lapse of restrictions, we believe that the taxable compensation will be subject to the deduction limit of 162(m).

The foregoing is only a summary of the federal income tax consequences of participation in the 2002 Plan. Each participant is advised to consult his or her own tax adviser for the income tax effects attributable to his or her own participation in the 2002 Plan.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the company’s equity compensation plans as of February 2, 2008, our fiscal 2007 year-end, and as of April 3, 2008, the record date for our annual meeting (with the closing share price on that date being $16.41. This table does not reflect the additional shares proposed to be added to the plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)				Weighted-average exercise price of outstanding options, warrants and rights (b)				Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Plan Category	2/2/2008		4/3/2008		2/2/2008		4/3/2008		2/2/2008		4/3/2008

Equity compensation plans approved by security holders	3,058,301	(1)	3,107,160	(2)	$16.22	(3)	$16.16	(4)	1,455,612	(5)	249,555	(6)
Equity compensation plans not approved by security holders	—		—		—		—		—		—
Total	3,058,301		3,107,160		$16.22		$16.16		1,455,612		249,555

(1)	As of February 2, 2008, award shares issuable included the following:

(i)	2,083,388 outstanding options with a weighted average remaining term of 6.2 years.

(ii)	727,666 rights to receive common shares subject to performance share awards at the maximum award level. The target amount of shares to be awarded under these performance share awards is 363,833, and depending on the achievement of certain objectives at the end of fiscal 2008 and 2009, these awards may be payable anywhere from zero to a maximum 727,666 shares. Although these awards are reflected at the maximum 200% award level in the table above (727,666 shares), when this table was included in our

Form 10-K filed with the SEC, we indicated our expectation that approximately 235,542 shares would be issued upon satisfaction of these awards.

(iii)	247,247 rights to receive common shares subject to performance share awards that had vested at the end of 2007, but had not been approved for issuance by the Compensation Committee as of the end of fiscal 2007. The target amount of shares for these awards was 167,625 and the awards were paid out at 147.5% of target in March of 2008.

This table excludes: (a) 496,183 shares restricted stock that are included in our issued and outstanding shares, but are subject to forfeiture; and (b) restricted stock units granted to independent directors and independent directors’ deferred compensation units, which are payable only in cash.

(2)	As of April 3, 2008, award shares issuable included: 2,108,160 outstanding options and 999,000 rights to receive common shares subject to performance share awards at the maximum award level, depending on the achievement of certain objectives at the end of fiscal 2008, 2009 and 2010. This table excludes: (a) 794,627 shares restricted stock that are included in our issued and outstanding shares as of April 3, 2008, but are subject to forfeiture; and (b) restricted stock units granted to independent directors and independent directors’ deferred compensation units, which are payable only in cash.

(3)	As of February 2, 2008, these options have a weighted average remaining life of 6.2 years. Performance share rights described in (ii) and (iii) of note 1 above were disregarded for purposes of computing the weighted average exercise price in column (b).

(4)	As of April 3, 2008, these options have a weighted average remaining life of 6.0 years. Performance share rights described in note 2 above were disregarded for purposes of computing the weighted average exercise price in column (b).

(5)	Represents our remaining awards available for grant as of February 2, 2008 based upon plan provisions (prior to the proposed amendments) and our reservation of shares for outstanding awards, as adjusted for the actual amount of performance shares issued in March of 2008, as described in (iii) of note 1 above. Per the 2002 Plan provisions (prior to the proposed amendments), the number of securities available for grant shall be reduced for stock option grants on a 1 for 1 basis and full value share awards (including restricted stock and performance share awards payable in stock) on a 2.1 for 1 basis. We reserve shares for performance share awards based on the maximum payout level As a result of the plan’s restrictions and the Company’s reservation of shares, if the Company chose to award exclusively full value shares for its remaining shares, on a 2.1 for 1 basis, a maximum of 693,148 shares could be granted.

(6)	Represents our remaining awards available for grant as of April 3, 2008, based upon the plan provisions in effect on that date (prior to the proposed amendments) and our reservation of shares for outstanding awards. Per the incentive and stock compensation plan as in effect on April 3, 2008 (prior to the proposed amendments), the number of securities available for grant was required to be reduced for stock option grants on a 1 for 1 basis and for restricted stock and performance share awards on a 2.1 for 1 basis. We reserve shares for performance share awards based on the maximum payout level. As a result of the plan’s restrictions and the Company’s reservation of shares, if the Company chose to award exclusively full value shares for its remaining shares, on a 2.1 for 1 basis, a maximum of 118,836 shares could be granted. The committee will not grant any new awards under our plan between the record date (April 3, 2008) and the annual meeting date, although subsequent option exercises or award forfeitures may occur during that period.

We believe that the approval of the amended plan is important to our continued success. Our employees are a valuable asset. Awards such as those provided under the 2002 Plan constitute an important incentive for key employees and help us to attract, retain and motivate people whose skill and performance are critical to our success. If the amended plan is not approved by the shareholders, the Company will continue to have the authority to grant awards under the plan within the existing 2002 Plan limits.

Your Board of Directors recommends a vote “FOR” approval of the Incentive and Stock Compensation Plan of 2002, as Amended and Restated.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

The Executive Compensation section of this proxy statement discusses the compensation arrangements for our named executive officers for fiscal 2007:

Ronald A. Fromm, Chairman of the Board and Chief Executive Officer
Mark E. Hood, Senior Vice President and Chief Financial Officer
Diane M. Sullivan, President and Chief Operating Officer
Joseph M. Wood, President, Brown Shoe Retail and Famous Footwear
Richard M. Ausick, President, Brown Shoe New York Wholesale

Overview

The principal objective of our executive compensation program is to attract, motivate and retain highly qualified executives. We encourage sustained long-term profitability and increased shareholder value by linking executive compensation to the current and future achievement of financial and operating performance. We use equity award grants and performance incentives that are payable in shares of our stock to align the interests of our executives with those of our shareholders.

The elements of the program are:

•	Base Salary and Performance Merit Increases

•	Cash Incentive Awards (Bonuses)

•	Long-Term Performance Awards (Performance Shares and Units)

•	Equity Awards (Restricted Stock and Stock Options)

•	Retirement Programs

•	Severance Agreements

•	Deferred Compensation

•	Perquisites

These program elements are intended to fulfill our performance, alignment and retention objectives for senior executives with a specific rationale for each element. In determining the type and amount of each executive’s compensation, the committee considers a variety of factors, including the individual’s relative position within our organization, comparative market data and other external market-based factors. The committee uses this information when setting compensation levels to achieve a comprehensive package that emphasizes pay for performance and is competitive in the marketplace. The committee has not retained its own compensation consultant; however, management has engaged Hewitt Associates LLC (Hewitt) for executive compensation matters and Towers Perrin for pension plan matters.

The committee has primary responsibility for overseeing the design, development and implementation of the compensation program for our senior executives (16 individuals as of April 3, 2008), including our named executives. Our Governance and Nominating Committee is responsible for evaluating the CEO’s performance.

Determining Compensation and Role of Management

Current compensation level, performance, tenure, long-term career goals, future leadership potential, internal equity and succession planning are relevant factors used to determine appropriate compensation levels for the named executives and other senior executives. There is no quantitative formula for weighting these factors, some of which are intangible and not readily quantifiable. As a group, however, they provide necessary context for determining the relative value of different senior executives to the Company. These factors also are used to assess the significance of comparative market data in a more meaningful way, such as addressing competitive conditions for a particular position or skill set, or determining appropriate variance to peer group data.

The committee makes its annual compensation decisions at its March meeting each year, with a focus on the base salary, annual cash incentive and equity elements and a competitive positioning at the median (50th percentile) of our peer group. The committee emphasizes pay for performance throughout the program, and it selects the compensation elements and determines the mix and amount of those elements with an intent to increase the at-risk portion of compensation in proportion to the increase in scope of job responsibilities.

Prior to the March meeting each year, management provides the committee with compensation recommendations for the named executives, other than the CEO, including base salary, annual cash incentive, long-term awards (including performance awards, stock options and restricted stock). Management provides a current market value for each proposed element and for the total targeted value, as well as the median market value for the executive’s peers and variance between the proposed amount and the peer median. The comparative market information is derived primarily from materials provided by our compensation consultant. In addition to the recommendations, management also furnishes to the committee supplemental historical information in tabular form for each of the named executives. For fiscal 2007, this supplemental information included: historical salary and equity award grants, total shares subject to outstanding awards, spread value on unvested options, market value of outstanding restricted stock and current stock ownership and, for each of the named executives other than the CEO, the performance rating from the individual’s supervisor and a relative value ranking for each individual. Each of the senior executives (other than the CEO) participates in a prescribed Company-wide evaluation process. Our CEO, Mr. Fromm, is the supervisor for Ms. Sullivan and Mr. Hood; and Ms. Sullivan is the supervisor for Messrs. Wood and Ausick.

Our CEO, in consultation with our Senior Vice President — Human Resources and our Vice President — Total Rewards, develops the recommendations made to the committee. In addition, at the committee’s meeting to discuss compensation of the named executives other than the CEO, our management is present to provide insight and explanation for particular recommendations, individual performance evaluations, comparative ranking, succession planning, market conditions, unique circumstances and impact of compensation trends. Management also discusses how peer group data has affected the recommendations and reasons for variance. While the committee generally gives great weight to management’s recommendations, the committee discusses those recommendations, addresses questions to management present at the meeting, and independently assesses whether to approve or make changes. The named executives do not play a role in their own compensation determination, other than discussing their performance objectives and achievements with their supervisor.

Our Governance and Nominating Committee is charged with evaluating the CEO’s performance and carries out this responsibility by using a formal process administered by an outside executive evaluation firm. This performance appraisal considers Mr. Fromm’s performance in the areas of organizational leadership, financial results, and board governance, and includes surveying all members of the board of directors. When evaluating the CEO’s performance, the Governance and Nominating Committee meets in executive session without management present, although other non-management members of the board are invited to participate in that committee’s meeting. Subject to the Governance and Nominating Committee’s evaluation, the Compensation Committee reviews and determines the CEO’s compensation in executive session. The CEO does not interface with the committee with respect to his own compensation, and no other Company executives are involved.

Role of Compensation Consultant

Our Total Rewards department uses Hewitt as its compensation consultant to provide information concerning compensation practices, mix of compensation elements, and job-by-job comparative market data (benchmarking) to a peer group of footwear and retail businesses. Our Total Rewards department established the scope of the consultant’s services; the scope requested was similar to the services requested in prior years, including preparation of a report providing information to enable management and the committee to assess and determine appropriate levels of executive compensation relative to the marketplace. The consultant’s market report, prepared in late 2006 for use in setting compensation for 2007, and used again in 2008, was provided to management and includes benchmark data on base salary, annual cash (bonus) incentive (both actual and target), long-term incentive awards (including stock options, restricted stock and long-term performance plans), total compensation, executive benefits and perquisites. The consultant also provided recommended levels for each of the compensation elements on a job level basis, including a projected market increase for determining 2007 amounts based on 2006 data. The consultant’s report was primarily derived from its proprietary database, but also included publicly available proxy information of twenty-one footwear and retail companies for the named executive officers. The consultant’s report also discussed our compensation practices with respect to the named executives, and confirmed that our compensation elements are generally consistent with market practices.

The peer companies in the market report were primarily public companies selected by the Company on the basis of being competitors for customers, investors or executive talent. In determining the appropriateness of the peer companies, we considered both business segment (footwear and retail emphasis); and for particular positions within the comparator companies, whether there was an appropriate job position for comparison. For the selected comparator companies in the report, the footwear and retail sub-group had median net sales of $1.8 billion, assets of $1.2 billion, and 17,000 employees; and the expanded group had median net sales of $2.5 billion, assets of $1.4 billion, and 18,000 employees. At fiscal year-end 2006, the Company had net sales of $2.5 billion, assets of $1.1 billion and approximately 13,000 employees. The selected subgroup of footwear and retail companies is the “peer group” referenced in this CD&A, and became the basis for establishing median compensation values to assess executive pay levels. The data provided on this peer group was then size-adjusted, as appropriate, based on position scope.

Of the thirty-five comparator companies, the following twenty-one companies (then publicly owned) with a footwear and retail focus were used for job-level peer group for our named executives:

Casual Male Retail	Goody’s Family Clothing	J.C. Penney	Stride Rite
Dillard’s Inc.	Jones Apparel Group	Pier 1 Imports	Timberland Company
Dress Barn	Kohl’s Corporation	Retail Ventures Inc.	Wolverine Worldwide
Finish Line	Liz Claiborne	Ross Stores
Foot Locker	Nike	Russell Corporation
Genesco	Payless ShoeSource	Shoe Carnival

The following fourteen companies were also considered as market peers for certain other corporate or division level executive jobs, but not for the named executives:

CDW Corporation	Jo-Ann Stores	Nordstrom	Sports Authority
Dick’s Sporting Goods	L. L. Bean, Inc.	Office Depot	Tandy Brands
Gap	Limited Brands	Phillips Van Heusen	Toys R Us
		Smart & Final	Zale Corporation

This total peer group list for 2007 and 2008, as compared to the peer group that we used to set fiscal 2006 compensation, reflects the addition of: Dick’s Sporting Goods, Sports Authority, Nordstrom, and Phillips Van Heusen; and the deletion of: Reebok International, TruServe Shopko Stores, Duty Free Shoppes (each due to acquisition, non-public status or unavailable information) and Best Buy, CVS, Walgreen’s and Sears (too large). Also, in 2008, both Payless ShoeSource and Stride Rite are part of Collective Brands, Inc.

With the consent of the committee’s chairman, we did not request that our compensation consultant prepare a new market study report for 2008. Based on discussions with our consultant concerning compensation trends, market values and compensation mix, and with management able to independently review increasing amounts of publicly available executive compensation data, management believed that an updated report would not provide additional insight or sufficient benefit to justify the expense. Thus, management used the Hewitt market report from 2007 to make recommendations and provide background information to the committee for its March 2008 meeting to set 2008 compensation levels.

In addition to the market study, Hewitt’s global practice leader for executive compensation and corporate governance consulting made a presentation at the Committee’s December 2006 meeting and discussed the parameters of the study, executive compensation trends, and the selection of peer companies. However, our consultant did not make a presentation to the Committee with respect to setting executive compensation for 2008.

Our Total Rewards department also retained Towers Perrin as a consultant to provide market intelligence on executive retirement benefit trends and advice on qualified and non-qualified retirement plans, as well as actuarial services for our retirement plans. Towers Perrin consulted on the changes to our Supplemental Executive Retirement Plan (SERP) in early 2008, but is not used as a consultant for general executive compensation practices.

Analysis of Fiscal 2007 Compensation — Meeting Our Objectives

We analyze our compensation granted and paid in fiscal 2007 in relation to our three principal compensation objectives — performance, alignment and retention. We make our compensation decisions by associating the various compensation elements with the objective most directly served by the applicable element, even though most of our compensation elements satisfy more than one objective.

In analyzing fiscal 2007 decisions, we note certain considerations that influenced many of the decisions. Mr. Hood, our Chief Financial Officer, commenced employment with us in October 2006; therefore, he was a relatively new employee with a series of recent equity grants when the committee made determinations with respect to fiscal 2007 compensation. Also, Mr. Ausick transitioned in 2006 and 2007 from being a senior executive in our Famous Footwear division (revenue of $1.3 billion) to the president of Brown New York, the wholesale division we wanted to grow, as it was a recently acquired business (revenue of less than $200 million). Mr. Ausick replaced the senior executive from the acquired company (Bennett Footwear), and was then charged with both reorganizing and moving the division’s operations. Mr. Ausick was placed in this new position as part of the Company’s plan for leadership continuity, with the intent that he become knowledgeable and gain hands-on experience with our wholesale operations, as well as develop this acquired business along our existing business model. Given Mr. Ausick’s unique situation, both management and the committee determined that the peer group data provided by the consultant for Mr. Ausick’s position, based on a lower volume of division sales, did not reflect his scope of responsibilities or the nature of his position and importance within the Company. Accordingly, that peer group data is not cited in this CD&A.

The committee’s decisions are guided by performance, and the committee considers the performance ratings and accomplishments for each of the named executives. The committee’s decisions made in March 2007 were based, in part, on individual performance that was reflected in our strong financial and operating performance in fiscal 2006, as well as the operating and strategic expectations for the full fiscal year. In reviewing fiscal 2006 performance as the basis for fiscal 2007 compensation decisions, the committee considered the following:

•	Company net sales increased 7.8% and diluted earning per share increased 57%

•	Famous Footwear experienced record net sales and operating earnings

•	Specialty retail net sales increased 7.5% over prior year and improved operating margins

•	E-commerce net sales grew over prior year

•	Wholesale net sales increased 7.6% over prior year

•	Successfully restructured our Naturalizer wholesale and retail divisions

•	Initiated and commenced implementation on our Earnings Enhancement Plan, including closing of the division offices and warehouse acquired in the Bennett transaction and consolidation of the Company’s New York operations, including a product development team and the Brown New York division personnel

•	Implemented management changes and new additions in key strategic areas

More specifically, for Mr. Fromm, the committee considered both financial and operating accomplishments at the Company-wide and corporate level, organizational development and successful implementation of our key strategic initiatives to enhance earnings. For Ms. Sullivan, as well as Mr. Wood, her direct report responsible for our retail divisions, the committee placed greater emphasis on the performance of our various retail operations. For Ms. Sullivan, the committee also considered improved Company performance. For Mr. Ausick, the committee considered his execution and leadership in moving what is now our Brown New York wholesale division from Boston to New York, combining and increasing our New York operations base, as well as repositioning our Via Spiga brand and transitioning the brands purchased in 2005 to our consumer-driven model.

Pay for Performance

The primary objective of our compensation program is to recognize the achievement of results as well as the scope of the executive’s responsibility.

Total Compensation.  To develop and consider compensation packages for the named executives consistent with the committee’s directives, we separately determine base salary, targeted annual cash incentive, and a net current market value for the long-term elements. By limiting the market valuation to the key variable elements and by using a discounted present value, we follow practices commonly used by compensation professionals, plus we have a methodology that enables us to compare individual elements as well as the composite offering to peer group information provided by our compensation consultant. Our approach is different from that reflected in the Summary Compensation Table primarily because we use a discounted grant date market value for stock options, restricted stock and performance equity rather than the current year’s amortized expense for all outstanding stock awards. Also, we do not consider the increased value of other compensation elements such as pension plans, nor do we assign cash values to perquisites, both of which are included in the Summary Compensation Table. Thus, our overall approach and the market values described in this CD&A do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table.

Based on the valuation method described above, the following table illustrates how we allocate the compensation elements to meet our objectives of performance-based compensation and alignment with shareholders, and how we have increased the percentage of at-risk compensation as well as long-term compensation. This table considers only the components of base salary, annual cash incentive and long-term incentives, and it assumes we will meet our incentive targets. Based on these components, the table shows for both fiscal 2007 and fiscal 2008 the allocation of the total targeted compensation between fixed and performance-based, and between cash and equity-based.

	Percentage of Target 2007 Total			Percentage of Target 2008 Total
	Compensation that is:			Compensation that is:
	Fixed	Performance-Based(1)		Fixed	Performance-Based(1)
		Annual Cash	Long- Term		Annual Cash	Long-Term
Name	Base Salary	Incentive	Equity	Base Salary	Incentive	Incentive(2)

Ronald A. Fromm	29%	25%	46%	29%	26%	45%
Mark E. Hood	47	23	30	41	23	36
Diane M. Sullivan	40	30	30	33	26	41
Joseph W. Wood	48	34	18	43	30	27
Richard M. Ausick	45	27	28	43	26	31
Average(3)	38%	28%	34%	35%	26%	39%

(1)	In determining the percentages, the annual cash incentive is assumed to be paid at the target percentage of base salary and the long-term performance incentives are assumed to be paid at target level (see table below under the headings “Annual Cash Incentive Awards” and “Long-Term Awards”). In valuing long-term equity grants, we discount then current share price and value three-year performance incentives at 80%, stock options at 30% and restricted stock at 85%.

(2)	The target long-term incentive award granted in March 2008 is comprised of approximately 50% performance shares and 50% cash.

(3)	The average for the group is computed based on aggregate market value for each element as a percentage of total market value for all elements, and not as an average of the percentages identified in the table.

Although compensation is approved assuming payout of performance-based compensation at target, an executive’s actual compensation may be more or less than the target amount set by the committee. With no payment made on the 2007 annual cash incentive, as compared to the estimates at time of grant, the relative percentage of base salary to total compensation increased, and the percentage of cash compensation compared to equity compensation decreased. The decrease in our stock price over the course of the year also resulted in a reduction to the now-current estimated value of the equity portion as well. Thus, the value of the package granted, in retrospect, was much less than originally targeted in March 2007, which is consistent with our objective that executives be aligned with shareholders’ interests.

Based on the valuation method described above, the following table illustrates the estimated market value of the total targeted compensation awarded in March 2007 and March 2008, and how those amounts varied from the peer group median market values:

	Fiscal 2007 Compensation		Fiscal 2008 Compensation
	Total Target	Percent Above	Total Target	Percent Above
	Market Value	(Below) Median	Market Value	(Below) Median
Name	When Granted	Market Value	When Granted	Market Value

Ronald A. Fromm	$2,922,827	0.7%	$2,967,230	0.7%
Mark E. Hood	768,891	(14.6)	916,120	1.7
Diane M. Sullivan	1,830,984	(9.3)	2,240,370	11.0
Joseph W. Wood	1,106,438	(9.6)	1,239,270	1.2
Richard M. Ausick	1,084,807	N/A	1,118,920	N/A

Base Salary and Merit Increases.  We intend that an executive’s base salary be commensurate with experience and scope of responsibility, with due consideration for job level median market data. We increase base salary primarily in response to notable achievements, change in scope of responsibilities and to remain competitive in the marketplace. Although we also may increase base salary due to improved Company performance, we intend that base salary represent a decreasing portion of an executive’s compensation as scope of responsibility increases, which effectively increases at-risk pay as a percent of the total. Our annual performance review process occurs in March each year and merit increase changes become effective at the end of the month.

For fiscal 2007, Mr. Fromm did not receive any increase in base salary, with the intent that an increasing portion of his compensation should be at-risk and long-term. Also, Mr. Hood received no increase given his start date in October 2006. For the other named executives, the salary increases for 2007 over fiscal 2006 were in the range of average merit increases throughout the Company and were consistent with recommendations in the compensation consultants’ report for the median market level. For fiscal 2007, the base salaries for our named executives officers, exclusive of Mr. Ausick for whom appropriate peer group data was not available, were within a range of 0.7% above to 14.6% below the respective peer group median.

For fiscal 2008, the committee approved salary increases for senior executives in March 2008 based on prior year market data supplied to the committee along with the variety of background information previously described. In determining 2008 compensation, the committee considered that the Company did not achieve its 2007 financial objectives, and therefore granted salary increases to only a few of the senior executives. Of the named executives, the committee approved an increase in base salary only for Mr. Hood, who has served as our Chief Financial Officer since October 2006 without an increase and has taken on additional responsibilities for real estate administration. Mr. Hood’s increase brings him to the peer group median level and also reflects internal equity with other senior executives of similar scope of responsibility. For fiscal 2008, the base salaries for our named executives officers, exclusive of Mr. Ausick for whom appropriate peer group data was not available, were within a range of 1.1% to 10.9% above the respective peer group median.

The following table provides the salary levels and percentage increases for our named executives from fiscal 2006 through fiscal 2008:

				2006-2007	2007-2008
	Base Salary			Percentage	Percentage
Name	FY 2006	FY 2007	FY 2008	Increase	Increase

Ronald A. Fromm	$850,000	$850,000	$850,000	—%	—%
Mark E. Hood	360,000	360,000	375,000	—	4.2
Diane M. Sullivan	715,000	735,000	735,000	2.8	—
Joseph W. Wood	522,000	532,000	532,000	1.9	—
Richard M. Ausick	470,000	483,000	483,000	2.8	—

Annual Cash Incentive Awards.  We offer annual cash incentive awards with target levels set as a percentage of base salary. These target levels reflect both the individual level of responsibility for contributing to our performance and overall market competitiveness, and provide another method for escalating the percentage of compensation at-risk for executives with higher levels of responsibility for our overall performance. Mr. Ausick’s increase reflects his change of responsibilities and our intent that at-risk compensation be increased on a relative basis, and no change was made for Mr. Hood due to his October 2006 start date. For fiscal 2007, the net current market values of the target annual cash incentive for our named executives officers exclusive of Mr. Ausick for whom appropriate peer group data was not available, were within a range of 7.7% to 10.4% below the market median value.

For fiscal 2008, the committee approved a five percentage point increase to the target annual incentive percentages (as a percent of base salary) for Mr. Fromm, Ms. Sullivan and Mr. Hood after considering internal equity and peer group levels. For fiscal 2008, the net current market value of the target annual cash incentive payment for our named executives officers, exclusive of Mr. Ausick for whom appropriate peer group data was not available, were within a range of 0.6% to 10.4% below the market median value.

The table below provides comparative information on the fiscal 2006, 2007 and 2008 annual incentive levels and payouts:

	2006 Annual Incentive			2007 Annual Incentive			2008 Annual Incentive
	Target as a	Actual		Target as a			Target as a
	Percent	Payout as a		Percent			Percent
	of Base	Percent	Actual	of Base	Target	Actual	of Base	Target
Name	Salary	of Salary	Payout	Salary	Payout	Payout	Salary	Payout

Ronald A. Fromm	80%	116.0%	$986,000	85%	$722,500	$—	90%	$765,000
Mark E. Hood	50	18.1	65,300	50	180,000	—	55	206,250
Diane M. Sullivan	70	98.8	725,800	75	551,250	—	80	588,000
Joseph W. Wood	65	116.1	616,900	70	372,400	—	70	372,400
Richard M. Ausick	55	80.0	376,200	60	289,800	—	60	289,800

The committee approves financial goals for our annual cash incentive program based on a presentation by management early in the fiscal year. For several years, the financial metric used for these awards has been diluted earnings per share, with business unit earnings representing a secondary measure for executives at the division level. The committee has selected diluted earnings per share as the metric because it believes that it is the measure most closely followed by shareholders and a good indicator of annual operating performance for our industry. We usually establish the financial performance levels based on budgeted earnings for the new fiscal year, and the target level is within the range of public guidance given by the Company.

Each executive has the opportunity to earn 70% of the award from the achievement of a diluted earnings per share target that, for a corporate level executive, is based on consolidated net earnings, and for a division president is based on a weighted combination of division and consolidated net earnings. The remaining 30% of the executive’s award opportunity is based on two or more individual quantitative and/or qualitative goals related to our strategic plan that are developed in the regular course of our performance management process between the executive and his or her supervisor. For our CEO, these individual goals are set by the Governance and Nominating Committee and are based on our strategic plan. These annual awards have a minimum earnings per share threshold for payment as well as a maximum payout. If the minimum earnings per share is not met, then the performance goals will not be met and no payment will be approved for the award. Presuming the threshold minimum earnings per share is achieved, the minimum annual award would be 50% of target and the maximum annual award would be 200% of target. In determining whether the financial metric has been satisfied, the committee exercises its discretion concerning exclusion of special charges and/or recoveries and relies on our senior financial executives in making this determination. The committee also has “negative” discretion to reduce any of the award opportunities based on individual performance or other reasons. The committee does not have discretion to increase the award, as that might eliminate the beneficial tax treatment for performance-based compensation.

Our fiscal 2006 annual incentive awards set the Company target level for diluted earnings per share at $1.51; the minimum diluted earnings per share threshold for payout at $1.29; and the maximum diluted net earnings per share at $1.81. After adjustment for costs related to our Earnings Enhancement Program, net environmental insurance recoveries and charges, termination of a license agreement and an early retirement agreement, our diluted earnings per share were $1.64 for fiscal 2006. Based on the committee’s approval, we paid these awards in March 2007 at 145% of target to corporate level executives (including Mr. Fromm, Mr. Hood and Ms. Sullivan, although Mr. Hood’s payment was prorated based on three months of service), with a higher payout level to Mr. Wood (181.8% of target) based on the superior performance of our retail division. For Mr. Ausick, who spent part of the fiscal year in retail and part in wholesale, the award was based on retail division performance (payout at 189% of target), based on his agreement with the Company that the retail division would be the only division considered for purposes of this award.

Our fiscal 2007 annual awards set the Company target level for diluted earnings per share at $1.85; the minimum diluted earnings per share threshold for payout at $1.67; and the maximum diluted earnings per share at $2.13. Based on diluted earnings per share of $1.65, after adjustment for costs related to our Earnings Enhancement Program, the committee did not approve payment of these awards. The committee also determined that, in light of poor performance for fiscal 2007, no discretionary bonuses would be paid to the named executives.

Our fiscal 2008 annual awards were established in March 2008 and have similar performance metrics. The target level of diluted earnings per share for this award is based on the range of public guidance disclosed in our press release issued March 5, 2008, and reflects potential adjustments for anticipated non-recurring special charges and/or recoveries. Our annual awards using this performance metric have frequently, but not always, been paid. The target level is believed to be challenging, particularly in light of the current economic environment that might adversely impact retail sales, but achievable.

Long-Term Awards.  We also implement pay-for-performance in the form of long-term awards under our 2002 incentive plan, which is flexible in terms of the types of awards that can be granted and authorizes equity as well as cash-based awards. For awards that are granted in shares, or for which the principal value is the potential increase our share price, our performance objective is supported because we believe that excellent performance should result in an improvement in our share price. Share-based awards are also critical to our objectives of alignment with shareholders and retention, and it is these multiple benefits that makes them such a critical element of compensation for our senior executives. Through fiscal 2007, our long-term awards have been based solely on equity (stock options and restricted stock) or equity plus financial metrics (performance shares), and in March 2008, we introduced a long-term cash component. To determine both the aggregate long-term awards and the mix of those awards for each of the named executives other than the CEO, including ensuring that sufficient equity is included for alignment, we consider the executive’s scope of responsibility, peer group median market data, market competition for the particular position, relative internal equity and leadership continuity positioning.

As our award policies must necessarily consider the dilutive impact on shareholders, both management and the committee continue to focus on how to use long-term awards to satisfy our objectives in both an efficient and effective manner. In terms of efficiency, we consider that we have a limited pool of authorized shares in our 2002 incentive plan, and that the grant of “full value” awards such as restricted stock and performance shares, prior to the proposed plan amendment, reduce shares available under the plan by 2.1 shares for every full value share issued. In contrast, the grant of a stock option reduces shares available under the plan on a one-to-one ratio. We also consider how the marketplace values these awards (such as the estimated grant value and discounting) as well as the value perceived by the executive we are seeking to attract or retain. If we offer awards with a lesser value, we will need to issue them in greater quantities. A third consideration is that we receive favorable tax treatment for performance-based compensation. Pursuant to Section 162(m) of the Internal Revenue Code, we are able to deduct for tax purposes the full value our shares issued for long-term performance incentives.

Through fiscal 2007, we have used service-based vesting for our stock options and restricted stock, and financial metrics for our performance equity awards; and in March 2008, we introduced a long-term cash component tied to performance (performance units). Notwithstanding our strong preference for equity awards and our intent that performance awards be granted to more than a few select executives, in March 2008 the committee was faced with a devalued stock price and a need to balance our objectives for executive compensation with our concerns that we not cause excessive dilution to shareholders. To reduce the dilutive effect but retain the incentive and performance features of our prior awards, the committee determined to reduce the number of performance shares available under the long-term performance award and to add a cash component. The new performance units are initially based on a target number of shares, and the second component is a cash amount equal to fair market value of the target shares, with the result that there is a 50/50 split between the value of the shares and cash on the grant date. The committee retained the three-year performance period as well as the performance metrics for these new units.

In preparing its recommendations for long-term awards, management used estimated grant date values (discounted based on award type), assuming we will meet our performance incentive targets (applicable to performance shares and performance units). As previously stated, the market values used by management and the committee concerning stock options and stock awards are different from, and unrelated to, the method for reporting compensation in the Summary Compensation Table, and are provided as supplemental information and not as a replacement for the information in that table. The following table provides the estimated market values used by management when information was considered by the committee:

	Fiscal 2007				Fiscal 2008				Long-Term Cash
	Long-Term Equity Awards Granted(1)				Long-Term Equity Awards Granted(1)				Plus Equity
	Target Number				Target Number
	of			Total Estimated	of			Total Estimated	Total Estimated
	Performance	Restricted	Stock	Value on	Performance	Restricted	Stock	Value on	Value on
Name	Shares	Stock	Options	Grant Date	Shares	Stock	Options	Grant Date	Grant Date(2)

Ronald A. Fromm	24,000	24,000	—	$1,350,327	28,000	53,000	—	$1,011,750	$1,352,230
Mark E. Hood	6,000	2,250	—	228,891	7,000	13,000	—	249,750	334,870
Diane M. Sullivan	12,000	7,500	—	544,734	19,500	35,000	—	680,250	917,370
Joseph W. Wood	6,000	—	3,750	202,038	7,000	13,000	—	249,750	334,870
Richard M. Ausick	6,000	3,000	5,999	312,007	7,000	13,000	2,500	261,000	346,120

(1)	In valuing long-term equity grants, we use an estimated grant date share price of $15.00 and, after discounting, value the awards as follows: three-year performance incentives at 80%, stock options at 30% and restricted stock at 85%.

(2)	For 2008, we granted performance units with a performance share component (included in the performance shares column), as well as the following cash component: $425,600 for Mr. Fromm, $106,400 for Messrs. Hood, Wood and Ausick, and $296,400 for Ms. Sullivan. Because this cash award is associated with our three-year performance incentives, we reflect a discounted value at 80% in the above table as follows: $340,480 for Mr. Fromm, $85,120 for Messrs. Hood, Wood and Ausick, and $237,120 for Ms. Sullivan.

For fiscal 2008, consistent with our pay-for performance philosophy, we have increased average long-term compensation for our named executives as a percent of total compensation, and at the same time attempted to come closer to peer group median data for this compensation element. The above table also reflects how the significant decrease in our stock price from March 2007 until March 2008 has resulted in an increased number of shares being awarded, along with a cash component, to achieve a comparable current market value that we believe is necessary to retain our named executives.

Our long-term performance and equity grants made in 2007 reflect our increased emphasis on performance-based awards. Particularly for Mr. Fromm, for whom there was no salary increase in 2007, these awards increase the percentage of at-risk pay while simultaneously satisfying the critical concerns of retention, performance and alignment. In making these March 2007 equity grant decisions, the committee considered the relatively recent equity grants made to Mr. Hood upon his commencement of employment, and for Mr. Ausick, recognition of his new job challenges as well as the intent that leadership continuity will be fostered by a strong alignment with shareholders and longer term incentives. Although stock options were granted to Mr. Wood in March 2007 based on his approaching retirement age and the potential benefits of progressive vesting for stock options, the committee has since determined that restricted stock is the preferred equity compensation element for a key senior executive. For the March 2007 meeting of the committee, as previously discussed, management presented its cash and equity award recommendations for the named executives other than the CEO, and provided background information of market value, variance to market, prior award grants, outstanding awards and current stock ownership for all of the named executives. Management considers the information on prior equity grants and outstanding award and stock ownership as being more relevant to determination concerning equity grants than for of other compensation elements.

In developing recommendations for the March 2007 performance share grants, our Vice President — Total Rewards first assigned a net current market value for total long-term awards for our CEO, with that value based on the compensation consultant’s recommendation. Next, that aggregate market value of long-term incentives for the CEO was allocated to 50% performance shares and 50% restricted stock, as recommended by our consultant. The exact number of shares for each element was then determined by using a discounted market value per share (80% for performance shares and 85% for restricted stock). Once the number of performance shares was established for the CEO, the number of performance shares for the other named executives was determined based on internal equity, with our President receiving half as many shares as the CEO, and the Chief Financial Officer and division presidents receiving half as many shares as the President.

Performance Shares and Performance Units.  Since 1999, we have granted annual long-term performance awards that pay out if we reach the targets established for the upcoming three years. Commencing in 2004, we decided to increase the number of executives participating in the performance share plan to extend our “pay for performance” practice, and at 2007 fiscal year-end we had 47 participants in the performance incentive plan. We also use long-term performance awards to encourage executive retention. By issuing these awards each year, our executives have overlapping awards outstanding at any time. In fiscal 2007, we granted performance share awards for a target number of shares, with the maximum payout opportunity being two times the target level of the award, and with the award being payable following the end of the three-year performance period. The ultimate value of this award to the executive at the end of the three-year performance period depends on our actual financial results compared to the previously established targets, and on our share price at the time of payout. In fiscal 2008, we granted performance units comprised of both a target number of shares and a target cash amount, but otherwise similar to the prior awards.

Two financial metrics are used for the long-term performance awards, cumulative diluted earnings per share (subject to the committee’s discretion to adjust earnings per share to exclude special charges and/or recoveries) and compound average net sales growth. In addition, there is a minimum cumulative diluted earnings per share level that must be achieved for any payout. The committee selected these metrics because they are key indicators of our financial and operating success, as well as indicators of continued growth of the business, which ultimately drives long-term shareholder value. The committee approved the performance levels for these awards after reviewing with management the prior year’s diluted earnings per share and net sales growth as well as current year estimates. To set the levels for these awards, we estimate earnings for the first (current) year (based within the range of public guidance given in our press release) and then assume an increase of 10% to 15% for the second and third years, depending on the state of the economy and other considerations. For net sales growth, we have consistently used a range of four to nine percent. Provided we achieve the minimum earnings per share at the end of the three-year period, the target share payout can result from different combinations of the performance metrics, with the maximum payment being 200% of the target award. Although our incentive plan allows payment of these awards in shares or at cash equivalent value at the committee’s discretion, our award agreements for 2006-2008 and 2007-2009 have provided for payment in shares only.

The performance goals for our long-term incentive awards are difficult and require concentrated focus to improve both earnings and revenue. Based on the fact that only two of the seven performance share awards previously granted have paid out, the minimum diluted earnings per share threshold requirement has proven to be equally challenging.

The following table indicates the performance levels applicable to the 2004-2006 awards considered for a payout determination in March 2007, and for other outstanding performance periods:

	2004-2006(1)	2005-2007	2006-2008	2007-2009

Target levels within the range(2)	EPS - $5.00	EPS - $4.27	EPS - $5.00	EPS - $6.29
	Net Sales - 7%	Net Sales -7%	Net Sales -7%	Net Sales - 7%
Minimum Diluted Earnings per Share (50% pay-out)	$4.56	$3.93	$4.62	$5.70
Maximum Diluted Earnings per Share (200% pay-out)	$5.31	$4.56	$5.62	$6.93
Range of Compound Annual Sales Growth	4%-9%	4%-9%	4%-9%	4%-9%
Payout Determination	No payout	147.5% of target	Performance period not complete	Performance period not complete

(1)	With respect to the 2004-2006 performance period, earnings per share numbers have been adjusted on a pro forma basis for both our 2006 and 2007 stock splits.

(2)	Although the “target” payout level can be achieved by various combinations of these metrics in this table, we provide the target levels that are at the middle of the payouts for both metrics.

In March 2007, the committee determined that we did not meet the minimum cumulative earnings per share level for the 2004-2006 performance period, as the level achieved over the three-year period was only $4.30 per share. In making this determination, the committee considered the same adjustments to earnings per share as were used in considering payouts for the annual incentive awards for those years, but also added back stock option expense to the earnings calculation, as those costs were not included in the targets when the award was granted. The share payouts for 2005-2007 were as follows: Mr. Fromm 66,375 shares, Ms. Sullivan 49,781 shares, Mr. Wood 33,188 shares and Mr. Ausick 8,297 shares. The average of the high and low prices of our stock on March 5, 2008 was $15.20.

In March 2008, the committee approved payout in shares of the 2005-2007 awards at 147.5% of the target award, based on three-year cumulative earnings per share of $4.99 and three-year compound annual sales growth of 6.7%.

In March 2008, the committee granted new performance unit awards for the 2008-2010 period, with each award including a performance share target as well as a cash target, with the two targets having approximately the same market value on the grant date. If the award is earned, the payout on the performance share component will be in shares of our stock and the payout on the cash component will be in cash. These awards also utilize cumulative diluted earnings per share and compound net sales growth as the metrics. As with prior awards, the three-year targets are expected to be difficult to achieve especially given the current state of the economy, and particularly the retail segment.

For the other long-term incentive awards outstanding at 2007 fiscal year-end, in preparing our fiscal 2007 consolidated financial statements, management estimated that the 2006-2008 awards will pay out at 75% of target and the 2007-2009 awards will pay out at 50% of the target number of shares at the end of the respective performance period. The estimates for 2006-2008 were lower than previously used when preparing our 2006 consolidated financial statements.

Alignment of Interests

A second objective of our compensation program is to ensure that the interests of our executives and the interests of the shareholders are aligned. The compensation elements most directly related to this objective are equity awards in the form of stock options and restricted stock, as well as the equity-based performance awards described above. In addition, we have adopted stock ownership guidelines for our senior executives to ensure the alignment of their interest with those of our shareholders.

Restricted Stock.  Our restricted stock grants place the interests of our executives in close alignment with those of our shareholders, and also provide immediate benefits to executives based on dividends earned and the ability to vote as a shareholder. In 2006, the committee changed the terms of the restricted stock grants to provide for cliff vesting after four years based on advice from our compensation consultant that the previously utilized eight year vesting schedule was not competitive in the market. The fair value of these awards is established at the date of grant (committee approval date) for financial statement purposes. However, the financial value to the executive is longer term and is realized by the executive based on our stock price when the restrictions lapse. Unlike options, the executive receives the full value of the restricted shares when they vest, regardless of the share price appreciation after the grant date. For fiscal 2007, dividends earned on restricted stock by the named executives was as follows: Mr. Fromm — $17,745, Mr. Hood — $2,730, Ms. Sullivan — $25,725, Mr. Wood — $6,457 and Mr. Ausick — $11,287.

Stock Options.  Although stock options lost some of their appeal as a compensation element after FAS No. 123R imposed a requirement to expense stock options, we still consider them an important element of the suite of equity awards available to our executives, particularly for new hires and promotions. With progressive vesting over four years and a ten year term to take advantage of potential stock price appreciation, options provide unique advantages, particularly for the executive who remains with the Company for a longer period. We generally grant incentive stock options up to the limits allowed by the Internal Revenue Code ($100,000 per year) and issue the balance of the grant amount as non-qualified stock options. By granting the maximum number as incentive stock options, the executive receives favorable tax treatment on the gain, which is not available for either non-qualified options or for restricted stock.

Equity Grant Practices.  We grant equity awards primarily as part of our annual compensation review process, with both equity awards and other compensation elements approved by the committee at its March meeting. In addition, we may issue equity awards when an executive is newly hired, promoted or elevated to a higher scope of responsibility, with such grants made at the first scheduled committee meeting following the hire or change date. For all of these grants, other than for the CEO, our management recommends award amounts to the committee based on peer group, performance and internal equity factors previously discussed with the methodology for these equity grants to the CEO, other named executives described in detail above under the heading “Long-Term Awards”. Although our incentive stock plan specifies that our CEO is authorized to grant individual equity awards up to 50,000 shares in any given year, since 2006, he has chosen not to rely on that authorization and instead has presented all recommended awards to the committee, including new hires and promotions. When the committee grants equity awards, the grant date is the date when the committee meets; thus, the exercise price for stock options and any fair value considerations for other equity awards are based on that date. As directed by our incentive stock plan, the exercise price for stock options is based on the average of the high and low prices for our stock on the grant date. We generally schedule committee meetings at least a year in advance, and therefore have not scheduled meetings for our equity grants based on possession of material non-public information. However, because we have for many years scheduled our March board and committee meetings to be held at approximately the same time as we release our year-end earnings, our annual equity grants have necessarily been granted in close proximity to the release of financial results and earnings guidance. Neither the board nor the committee has adopted a written policy on this matter. Although, our incentive plan already prohibits repricing of stock options, shareholders are being asked to approve an amendment to this provision that would also prohibit a cash payment for cancellation of stock options or stock appreciation rights.

Stock Ownership Guideline.  Our stock ownership guidelines for executives consist of a salary multiple and a retention ratio, both of which vary by position. The salary multiple expects the executive to own, within a four-year period, shares of our stock having a market value at least equal to the specified multiple of salary. Until that minimum market value level is achieved, we expect the individual to retain a specified minimum percentage on the net gain on any equity award. The following table indicates these guidelines:

Position	Market Value Multiple	Retention Ratio

Chief Executive Officer	5 times salary	50%
President of Company; President of Divisions; Chief Financial Officer	3 times salary	25%

The market value guideline is based on the executive’s base salary in effect at time the guidelines became applicable to the executive, and does not increase based on subsequent increases to base salary. The market value of the executive’s ownership is calculated based on current holdings, unvested restricted stock and stock held indirectly in our 401(k) Savings Plan. We expect executives to comply with the market value requirement within four years of the hire or promotion date when the guidelines become applicable. Mr. Hood, who started in October 2006, is not yet subject to the minimum ownership guideline. Based on our average stock price over the past two years, each of the named executives subject to these guidelines is in compliance with its market value multiple.

Retention

We encourage executives to remain as employees and contribute their experience, knowledge and understanding to sustaining efforts over a longer period of time. We believe that the benefits we offer may be of great personal and/or financial value to our executives, and therefore important to our compensation objectives. Furthermore, they are offered by many of our competitors for executive talent. However, even for those benefits that are remunerative in nature, such as the Pension Plan, the SERP and the 401(k) Savings Plan, the committee does not consider their market or financial value in making annual executive compensation decisions because these benefits are considered as have been previously earned and not currently payable. However, these benefits make our compensation program competitive in the market and are important as a retentive element.

Equity Awards.  All named executives and certain other executives (approximately 75 in total as of fiscal 2007 year-end) participate in our equity award opportunities, all of which are made pursuant to our incentive stock plans and are described above and elsewhere in this proxy statement. Periodically, we seek approval from shareholders to increase the number of shares available for awards to be granted, and such a proposal is on the agenda for this Annual Meeting. We believe that equity awards serve our retention objective because they provide for vesting over time. By utilizing a combination of these equity awards, we facilitate equity ownership by our executives, our executives benefit from the improvement in share price along with our shareholders, and to the extent that certain awards are service-based rather than performance based, we encourage and reward continued service. Our incentive stock plans also have change in control provisions that accelerate vesting of outstanding stock options and restricted stock, and provide for annual cash incentives and performance shares to be paid at target level. These changes in control provisions apply to all persons holding these awards, not just the named executives. Unlike the change in control provision described below with respect to our Severance Agreements, the incentive plans have “single trigger” provisions that accelerate vesting of outstanding awards upon the event of change in control, even if the employee is not terminated. While the definition of change in control for the incentive stock plan is slightly different from the definition in our Severance Agreements, we believe that the underlying purpose is the same, which is to allow executives to consider objectively all proposals for change in control of the Company and with reference only to the interests of the shareholders.

Retirement Program.  Our broad-based tax-qualified pension plan is available to substantially all employees who have satisfied the plan’s eligibility requirements. Participants who have completed five continuous years of employment with us are vested and earn the right to receive unreduced benefits upon retirement at 65 or later, and a reduced benefit upon retirement between the ages of 55 and 65. We believe that this plan serves to attract and to retain employees for several reasons, including that it is a benefit that is no longer commonly available, it has a five-year vesting requirement to receive any benefits, and the benefits available increase with time, particularly if the participant remains an employee through retirement age. The terms of the Retirement Plan are described in “Executive Compensation — — Retirement Plans” under the sub-heading “Pension Plan,” and the present value of current account balances are included under the sub-heading “Pension Benefits Table.”

Supplemental Executive Retirement Program (SERP).  The SERP pays eligible employees the difference between the amount payable under the Retirement Plan and the amount they would have received without the application of the compensation and benefit limitations required under the Retirement Plan pursuant to Sections 415 and 401(a)(17) of the Internal Revenue Code. There is a five-year vesting requirement, which is similar to our pension plan, and that requirement supports the retention objective of our program. In fiscal 2007, participation in the SERP was limited to a group of approximately 20 key management employees, including the named executive officers. Of the named executive officers, Messrs. Fromm, Wood and Ausick and Ms. Sullivan participated in the SERP prior to 2006, and based on their earlier enrollment date, they are eligible for enhanced benefits. These enhanced benefits include an increase in the formula for salary in excess of the covered compensation (being 0.64% rather than the 0.60% used for our Pension Plan) an unreduced early retirement benefit at age 60 (if the participant has at least 10 years prior service) and an increased death benefit, as more fully described under the heading “Supplemental

Executive Retirement Plan.” Commencing with calendar year 2006, the committee amended the SERP to eliminate the enhanced benefits for new participants based on an analysis by Towers Perrin, our pension consultants which indicated the enhanced benefits exceeded those provided at peer companies; however, we “grandfathered” then-existing participants. As currently operated for newer participants (that is, without the enhanced benefits), the SERP functions as a restoration plan similar to plans maintained by many other companies. The SERP has change in control provisions that provide for an enhanced benefit, with payout of the present value of the current accrued benefit within 30 days and without regard to vesting restrictions. These provisions are intended to reassure executives that they will receive previously deferred non-qualified compensation that is payable out of general assets and which may be a substantial portion of the executive’s expected retirement.

The five year vesting requirement of the SERP serves our retention goals, and the enhanced benefits available to four of our named executives are also significant for that purpose. For many years, the SERP has contained a provision for acceleration of vesting and payment within 30 days following a change in control for the same reasons that we adopted Severance Agreements, which is to keep our executives focused on acting in the shareholders’ best interests rather than be concerned with personal benefit. As indicated above with respect to our Severance Agreements, we believe that change in control provisions are beneficial to the Company and have particular significance for the SERP because it is an unfunded plan and requires a cash payout from the Company’s general assets.

In 2008, the committee amended and restated the SERP to change the definition of change in control to be in accord with our severance agreements, to make conforming changes so that cash deferred under the newly adopted Deferred Compensation Plan would be included as compensation earned, and to reflect changes as a result of amendment to Section 409A of the Internal Revenue Code. The terms of the SERP are described in “Executive Compensation — Retirement Plans” in the sub-section entitled “Supplemental Executive Retirement Plan (SERP),” with the present value of the current accrued benefit included under the sub-heading “Pension Benefits Table.”

Severance Agreements.  We do not have employment agreements with any executives, but for certain executives we utilize severance agreements as a means to retain and attract executives in a competitive market for talent. We use different forms of these agreements depending on the executive’s position. In exchange for the severance benefits, the terminated executive agrees to a two-year non-compete agreement post-termination. The committee approved these agreements after comparing the executive compensation consultant’s market analysis of common post-employment pay practices to the existing agreements. Based on that market analysis, the committee determined that the previous agreements provided change in control and general severance benefits that were above market practice and adopted the consultant’s recommendations to make changes that were consistent with the market analysis.

Pursuant to the severance agreements with our named executives, in the event of an involuntary termination by the Company without cause, the executive will receive cash severance, payment of the current year’s annual incentive at target, and two years’ accelerated vesting for stock options and restricted stock. We believe these benefits constitute fair severance protection to allow for transition to new employment post-termination. For Mr. Fromm only, these severance benefits are also payable in the event he terminates within ninety days after “good reason.” This additional basis for severance is available to Mr. Fromm because his employment agreement in effect in 2006 included a similar provision. The provisions of these severance agreements are described in detail in “Executive Compensation — Payments on Termination or Change in Control” under the sub-heading “Severance Agreements” and the estimated amounts payable as of fiscal 2007 year-end under various termination scenarios are included in the chart under the sub-heading “Estimate of Payments Upon Termination and Change in Control.”

Our severance agreements provide a higher level of severance benefits to the named executives if the termination occurs within two years after a change in control. These change in control benefits are “double trigger” provisions and only apply if, within the two year period following the change in control, the executive is terminated without cause or if the executive terminates for “good reason.” The higher level of benefits is available because the likelihood of termination is increased following a change in control. We believe that these change in control arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control. Our use of change in control provisions attempt to eliminate personal conflicts of interest, by ensuring that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions. We believe that having both single trigger (in our 2002 incentive plan, SERP and Deferred Compensation Plan) and double trigger change in control provisions is consistent with market practices and serves our retention objectives without providing windfall benefits to executives who continue as employees of the acquiring company. We also believe the single and double trigger benefits may be attractive to potential acquiring companies that place significant value on retaining members of our executive team.

While we believe that change in control benefits and our severance agreements are important to our overall compensation package, management does not consider these arrangements in making annual recommendations on key compensation elements as these benefits are contingent on circumstances beyond the executive’s control.

401(k) Savings Plan.  Substantially all of our salaried employees, including the named executive officers, are eligible to participate in the Brown Shoe Company, Inc. 401(k) Savings Plan. Although we consider this to be a basic benefit offered to employees, we match employee contributions up to 6% of salary, subject to Internal Revenue Code limits, which serves our retention objective. The Company matching amount is included in the Summary Compensation Table in the column “All Other Compensation,” although the actual amount is not payable until termination or retirement. The terms of the 401(k) Plan are described in “Executive Compensation — Retirement Plans” under the sub-heading “Savings Plan (401(k)).”

Deferred Compensation.  Effective January 1, 2008, the Company is offering a deferred compensation plan for a selected group of employees, and the committee has authorized deferral of up to 50% base salary and 100% of cash incentive compensation. The plan is intended to promote retention by providing a long-term savings opportunity on a tax-deferred basis, and at the same time provide flexibility to the participant in terms of the period of deferral and the form of payout (lump sum or annual payments up to 15 years). Although this plan is an unfunded plan and benefits are subject to forfeiture in the event of bankruptcy or liquidation, we have established a “Rabbi Trust” that allows participants to select investments similar to those offered in our 401(k) Savings plan. This plan was offered in December 2007 to 41 executives, and 11 executives have enrolled (including three of our named executives). The terms of this plan and the salary amounts deferred in January 2008 for the three named executives that participate in this plan, are described in “Executive Compensation — Retirement Plans” under the sub-heading “Non-Qualified Deferred Compensation.” The committee approved this plan because it is a benefit readily available in the marketplace and likely to be of value to the individuals we seek to attract and retain as executives.

Executive Disability.  The executives receive additional disability insurance to supplement the Company-sponsored program that has a maximum of $20,000 per month. The executive disability program provides an additional $4,000 per month and the executive may be entitled to receive a catastrophic benefit of $8,000 a month. The executive pays the cost of this program and the Company reimburses the executive for the cost of the premiums. The Company’s cost to provide this benefit is included in the “All Other Compensation” column of the Summary Compensation Table and note 6 to that table.

Perquisites

We provide various perquisites to key executives for a variety of different reasons, including our intent to attract and retain executives with a comprehensive compensation package. The perquisites provided include:

Personal Use of the Company Plane.  Our CEO, Mr. Fromm, and a limited number of key employees approved by Mr. Fromm may use the Company plane for personal use. The ease and convenience of the use of the Company plane balances the amount of time our executives spend on Company business. In accordance with the Internal Revenue Code, we must use a prescribed value for income tax purposes for personal use of the plane, and that amount is included on the executive’s W-2. This prescribed value is known as the “Standard Industry Fare Level” or SIFL rate, which is intended to approximate the cost of a first class airfare on a commercial airline. In the Summary Compensation Table, in the column for “All Other Compensation,” we include the Company’s incremental cost to provide this benefit, and note 6 to that table explains our method of calculating incremental cost, our incremental cost for this benefit for each named executive, and each executive’s taxable income for the receipt of this benefit.

Financial and Tax Planning Services.  Commencing in 2004, we reimburse our named executives for financial and tax planning services. This benefit was initially offered to assist executives with the complexities of the various equity awards and compliance with our Stock Ownership Guidelines. The Company’s cost for this benefit is included in the “All Other Compensation” column of the Summary Compensation Table, and note 6 to that table.

Club Memberships.   Club memberships for dining clubs and/or country clubs have been provided to a limited number of key executives, including all of the named executives. The intention of the club memberships is to provide access to a facility for more private business and business entertainment meetings. It is expected that the use of the club be at least 90% for business use and that personal use be reimbursed to the Company. The Company’s incremental cost for personal use of club membership is included in the executive’s W-2, and is included in the “All Other Compensation” column of the Summary Compensation Table and note 6 to that table. The Company’s aggregate cost for club memberships and monthly dues for all of the named executives for fiscal 2007 was $36,239.

Executive Physicals.  Certain members of management including the named executive officers are eligible to receive reimbursement of certain out-of-pocket expenses related to periodic physical exams that are not covered by a Company-sponsored medical plan. In fiscal 2007, the Company had no reimbursements for this benefit for the named executives.

The information in this discussion and analysis contains statements regarding future Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates or results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Policy on Deductibility of Compensation

The committee’s policy is to establish and maintain a compensation program that maximizes the creation of long-term shareholder value. The committee believes executive compensation programs should serve to achieve that objective, while also minimizing any effect of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides for an annual $1 million limitation on the deduction an employer may claim for compensation of executive officers unless it is performance-based. For fiscal 2007, both Mr. Fromm’s and Ms. Sullivan’s non-performance-based compensation exceeded the annual $1 million limitation, with the result that we were not able to deduct $163,722 of income realized by Mr. Fromm and $141,690 in taxable income realized by Ms. Sullivan. The annual incentive plan payment qualifies as performance-based compensation as defined in Section 162(m) because the 2002 incentive plan, approved by shareholders, is designed to comply with the provisions of 162(m) to ensure tax deductibility. The committee considers it important to retain flexibility to design compensation programs that are in the best interest of the company and the shareholders.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
W. Patrick McGinnis, Chair
Joseph L. Bower
Julie C. Esrey
Patricia G. McGinnis
Michael F. Neidorff

Summary Compensation

The following summary compensation table shows the compensation paid for fiscal 2006 and 2007 to Mr. Fromm, Mr. Hood, and the other three most highly compensated executive officers who were serving as executive officers as of February 2, 2008. The Company has not entered into any employment agreements with any of the named executive officers.

The named executive officers were not entitled to receive bonus payments for fiscal 2006 and 2007 other than those described as “Non-Equity Incentive Compensation.”

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Non-qualified
					Incentive	Deferred
			Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

Ronald A. Fromm	2007	$850,000	$716,796	$260,968	$—	$1,192,124	$437,887	$3,457,775
Chairman of the Board and Chief Executive Officer	2006	862,980	958,232	427,096	986,000	764,450	278,576	4,277,334
Mark E. Hood	2007	360,000	145,550	111,600	—	36,517	68,174	721,841
Senior Vice President and Chief Financial Officer(7)	2006	96,923	24,370	20,218	65,300	—	6,528	213,339
Diane M. Sullivan	2007	731,923	610,167	336,720	—	201,719	112,575	1,993,104
President and Chief Operating Officer(8)	2006	718,462	898,694	395,566	725,800	167,521	92,151	2,998,194
Joseph W. Wood	2007	530,462	176,744	182,087	—	252,265	44,150	1,185,708
President, Brown Shoe Retail and Famous Footwear(9)	2006	529,885	399,153	249,198	616,900	139,936	61,022	1,996,094
Richard M. Ausick(10)	2007	481,000	243,147	156,065	—	192,423	136,552	1,209,187
President, Brown Shoe New York Wholesale

(1)	The salary amounts for 2006 reflect a 53-week fiscal year, and for 2007 reflect a 52-week fiscal year. Amounts in this column also include cash amounts that were deferred pursuant to our deferred compensation plan, and which are reported in “Executive Compensation — Non-Qualified Deferred Compensation.”

(2)	The amounts in the “Stock Awards” column reflect the expense recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123R. Stock awards include: (a) restricted stock that is subject to vesting, including amounts related to awards granted in and prior to fiscal 2007; and (b) performance share awards as follows: fiscal 2005-2007 performance period at 147.5% of target, fiscal 2006-2008 performance period at 75% of target level, and fiscal 2007-2009 at 50%, as follows:

	Restricted	Long-Term Performance Share Awards
Name	Stock	2005-2007	2006-2008	2007-2009

Ronald A. Fromm	$381,138	$75,465	$119,261	$140,932
Mark E. Hood	79,464	—	30,853	35,233
Diane M. Sullivan	383,718	56,599	99,384	70,466
Joseph W. Wood	64,024	37,733	39,754	35,233
Richard M. Ausick	155,346	9,433	43,135	35,233

Expense amounts for restricted stock generally include the aggregate grant date dollar value amortized over the applicable vesting period. Because the 2007 consolidated financial statements reflect payout percentages for the 2005-2007 and 2006-2008 performance shares at a level below that estimated in the 2006 consolidated financial statements, pursuant to FAS 123R, the 2007 expense for stock awards has been adjusted to reverse expense previously taken for the shares in excess of current estimates. The amounts in this column reflect the Company’s expense recognized in accordance with FAS 123R for these awards, and do not correspond to the actual value that may be ultimately realized by the executive officer. The actual number of stock awards granted in fiscal

2007 (restricted stock and performance shares for 2008-2010 performance period) is shown in the “Executive Compensation — Grants of Plan Based Awards” table and the terms of these awards are described in the footnotes to that table.

(3)	The amounts in the “Option Awards” column reflect the expense recognized for financial reporting purposes for fiscal 2007, in accordance with FAS 123R for awards of stock options subject to vesting, except that the impact of expected forfeitures has been excluded from this table. These amounts relate to stock options granted in and prior to fiscal 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The actual number of option awards granted in fiscal 2007 and the grant date fair value is shown in the “Grants of Planned-Based Awards” table and the terms of the option awards are described in the notes to the Grants of Plan-Based Awards table. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions and resulting average fair value as follows:

	2007	2006	2005	2004	2003

Risk-free Interest Rate	4.4%	4.7%	4.2%	3.5%	3.3%
Dividend Yield	0.9%	1.0%	1.2%	1.0%	1.3%
Expected Volatility	40%	42%	44%	43%	46%
Expected life of option	7 yrs	7 yrs	7 yrs	7 yrs	7 yrs
Weighted Average Fair Value of Stock Options Granted	$14.84	$10.37	$7.11	$7.63	$6.09

The estimated fair value of the options is amortized to expense over the options’ vesting period. These amounts reflect the Company’s expense for these awards recognized in accordance with FAS 123R, and do not correspond to the actual value that might be realized by the executive officers.

(4)	Amounts shown in “Non-Equity Incentive Plan Compensation” column reflect pay-outs on the annual incentive award granted at the beginning of the fiscal year, earned based on performance during the fiscal year and payable in March of the subsequent fiscal year, with no payout made in March 2008 with respect to the 2007 annual award. These annual awards are described in further detail under the heading “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

(5)	The named executives participate in the Company’s qualified pension plan, a non-qualified Supplemental Executive Retirement Plan (“SERP”) and a non-qualified deferred compensation plan. None of these non-qualified plans pays “above market” interest on amounts deferred.

For the pension plan and the SERP, this column reflects the change in accrued pension value only and is measured as of December 31st (calendar year-end and not our fiscal year-end), and is compared to the value as of December 31st of the prior year. These amounts are an estimate of the increase in the actuarial present value of the age 65 retirement accrued benefit under the Company’s tax-qualified pension plan that covers all employees and of the age 60 accrued benefit for the SERP that covers only selected executives. The change in actuarial value reflects the increase in value due to an additional year of credited service, increase in compensation level, increase in participant’s age, and changes in the actuarial assumptions between the measurement dates. For each year’s computation, these pension values were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for the applicable year. For fiscal 2007, see the notes to the Pension Benefits Table for additional information regarding assumptions used in this calculation. This column includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(6)	“All Other Compensation” reflects for each named executive officer, valued at the Company’s incremental cost to provide the following benefits: (a) matching contributions by the Company pursuant to the Company’s 401K Plan; (b) supplemental executive disability insurance (based on Company reimbursement and included on individual’s W-2); (c) financial and tax planning services (based on Company cost or reimbursement); (d) cost for a trip and related airfare made available to management employees and their guests, plus “gross-up” amount to cover taxes on this benefit, with the combined amount included on the individual’s W-2; (e) moving expenses; (f) personal use of Company aircraft, calculated as described below; and certain miscellaneous other benefits; all as shown in the table below:

		Supplemental	Financial	Personal		Personal Use
	Company	Executive	and Tax	Use of		of Company		Tax
	401K	Disability	Planning	Company	Moving	Paid Club		Gross-
Name	Match	Insurance	Services	Aircraft(i)	Expenses(ii)	Membership(iii)	Trip	Up(iv)	Other(v)	Total

Ronald A. Fromm	$7,875	$3,397	$14,355	$403,769	$—	$238	$4,915	$3,338	$—	$437,887
Mark E. Hood	—	1,557	—	58,074	—	—	5,087	3,456	—	68,174
Diane M. Sullivan	7,875	3,328	—	92,361	—	389	4,915	3,338	369	112,575
Joseph W. Wood	7,875	4,659	4,452	18,712	—	—	4,908	3,438	106	44,150
Richard M. Ausick	7,875	3,847	1,540	—	69,795	689	—	32,395	20,411	136,552

(i)	The incremental cost to the Company of personal use of Company aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel, maintenance (including major maintenance), on-board catering, landing /ramp fees, crew travel expenses, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to determine an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use (including additional miles for “dead-head” flights when the aircraft returns empty) to derive the incremental cost for personal miles flown, which is then increased by the Company’s lost tax deduction for these flights. This total is then divided by the number of personal miles flown to determine an “all-in” variable cost per mile and a total variable cost for each named executive based on miles flown. This methodology excludes fixed costs that do not change based on usage, such as pilots’ salaries, lease cost of the plane, and non-trip related hangar expenses. Personal use of the corporate aircraft is included on the executive’s W-2 as taxable compensation using the Standard Industry Fare Level published by the Internal Revenue Service for each passenger, which is lower than the Company’s full actual cost (and, which for fiscal 2007 was as follows: Mr. Fromm $81,898, Mr. Hood $11,572, Ms. Sullivan $17,750, and Mr. Wood $4,347). As a result, the Company’s tax deductions on its federal tax return are limited to the SIFL rate and the Company foregoes the benefit of a tax deduction on the difference. On certain occasions, a named executive’s spouse or other family members may accompany an executive on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology because the costs would not be incremental.

(ii)	Includes relocation expenses and temporary housing.

(iii)	This represents the Company’s incremental cost for personal use of club memberships provided to these executives for business purposes, and does not include any allocation for the cost of membership and monthly dues.

(iv)	The tax gross-up amounts were paid for moving expenses and trip, as reflected in other columns.

(v)	Includes miscellaneous incidental expenses, and for Mr. Ausick, includes cost of living adjustment paid in connection with his transfer to New York City.

In addition to the personal benefits identified in the above table, our named executives are eligible to receive standard health and welfare benefits available to all employees, as well as a match of charitable giving to institutions of higher education and arts and cultural organizations aggregating up to $5,000 per year per individual, which is also available to all employees. The Company purchases tickets to certain sporting, civic, cultural, charity and entertainment events. We used these tickets for business development, partnership building, charitable donations and to maintain our community involvement. If not used for business purposes, we may make these tickets available to our employees, including our named executives, as a form of recognition and reward for their efforts. Because we had already purchased these tickets, we do not believe that there is any aggregate incremental cost to us if a named executive uses these tickets for personal purposes.

(7)	Mr. Hood joined the Company on October 30, 2006.

(8)	Ms. Sullivan served as the Company’s President until April 1, 2006, when she was appointed to the additional position of Chief Operating Officer.

(9)	Mr. Wood served as the President, Famous Footwear until August 2006, when his responsibilities increased with the added position of President, Brown Shoe Retail.

(10)	Mr. Ausick served as Senior Vice President and Chief Merchandising Officer of Famous Footwear until July 2006, when he became President, Brown Shoe New York Wholesale.

Grants of Plan-Based Awards

The Compensation Committee generally grants stock and other incentive awards at the committee’s first regularly scheduled quarterly meeting in connection with its review of executives’ performance during the previous year; for new hires and promotions, mid-year grants are generally made at the next following meeting of the committee. Pursuant to our 2002 incentive plan, the Compensation Committee granted both cash and equity incentive awards during the 2007 fiscal year, as follows:

•	Cash incentive awards are granted as an annual incentive, based on a percentage of salary and subject to a minimum performance threshold based on earnings per share.

•	Performance share awards cover a three-year performance period, so that there are three overlapping performance share awards outstanding at any time. Outstanding performance share awards are payable in stock.

•	Restricted stock that vests in full four years after the date of grant based on continued service, with accelerated vesting in the event of a “change in control” of the Company as defined in the 2002 incentive plan.

•	Stock options that vest in four equal annual installments based on continued service, have a grant date based on the date of Compensation Committee approval and, as required by the 2002 incentive plan, an exercise price based on the average of the high and low prices for the stock on the grant date. Stock options have a maximum term of ten years and vesting accelerates in the event of a change in control of the Company as defined in the 2002 incentive plan.

The following table shows information with respect to awards granted to the named executive officers during the past fiscal year under the 2002 incentive plan, with option exercise price, closing stock price and grant date fair value:

Grants of Plan-Based Awards

								All Other	All Other			Grant
								Stock	Option			Date Fair
								Awards:	Awards:	Exercise	Closing	Value of
		Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	or Base	Stock	Stock
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	Price on	and
		Awards(1)			Awards(2)			of Stock	Underlying	Option	Grant	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards
Name/Award	Date(3)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)	($/Share)	($/Share)	($)(5)

Ronald A. Fromm
Cash Incentive	3/8/07	$361,250	$722,500	$1,445,000
Performance Shares	3/8/07				—	24,000	48,000					$1,692,000
Restricted Stock	3/8/07							24,000				846,000
Mark E. Hood
Cash Incentive	3/8/07	90,000	180,000	360,000
Performance Shares	3/8/07				—	6,000	12,000					423,000
Restricted Stock	3/8/07							2,250				79,313
Diane M. Sullivan
Cash Incentive	3/8/07	275,625	551,250	1,102,500
Performance Shares	3/8/07				—	12,000	24,000					846,000
Restricted Stock	3/8/07							7,500				264,375
Joseph W. Wood
Cash Incentive	3/8/07	186,200	372,400	744,800
Performance Shares	3/8/07				—	6,000	12,000					423,000
Stock Options	3/8/07								3,750	$35.25	$34.43	59,775
Richard M. Ausick
Cash Incentive	3/8/07	144,900	289,800	579,600
Performance Shares	3/8/07				—	6,000	12,000					423,000
Restricted Stock	3/8/07							3,000				105,750
Stock Options	3/8/07								5,999	35.25	34.43	95,624

(1)	These amounts show the range of payouts for the annual cash incentive “bonus” established in fiscal 2007. The “Threshold” column reflects the minimum payment level under the Company’s annual incentive program, which is 50% of the amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the amount shown in the “Target” column. These amounts were based on the individual’s then-current salary. See discussion of these awards under the caption “Annual Cash Incentives” in the Compensation Discussion and Analysis. Based on the metrics described, the Company did not meet the minimum earnings threshold for fiscal 2007, and no payments were made on these awards.

(2)	These columns show the range of share payouts under the long-term performance share awards granted in fiscal 2007 with respect to performance over fiscal 2007 to 2009. To the extent the Company’s performance exceeds the minimum performance criteria (diluted earnings per share), a varying amount of shares of common stock up to the maximum will be earned. There is no minimum or threshold level payout for these awards. The amounts shown as estimated future payouts reflect the performance share awards at the target level and at the maximum level, which is 200% of such target amount. The grant date fair value for performance share awards is based on the maximum award possible. See discussion of long-term incentive awards under the caption “Long-Term Awards” in the CD&A. Based on the Company’s performance in fiscal 2007 and the probability of payout, the “Stock Awards” column of the Summary Compensation Table includes the Company’s annual expense recognized for financial reporting purposes with respect to the March 2007 grant of performance share awards at 50% of the target number of shares. The actual number of shares that will be paid out at the end of the performance period, if any, cannot presently be determined because the shares earned will be based upon our future performance. If our performance is below the minimum earnings level, then no shares will be earned.

(3)	Grant date is the date the Compensation Committee approved the award.

(4)	Dividends are paid on shares of restricted stock, when and if declared, at the same rate as paid to all shareholders. None of these restricted shares granted in 2007 were forfeited during the year.

(5)	Grant date fair value for awards is calculated as follows: (a) for restricted stock, by multiplying the number of shares granted by the average of the high and low price of the Company’s common stock on the grant date ($35.25 on 3/8/2007), which was the date of Compensation Committee approval; (b) for option awards, by using the Black-Scholes option pricing model ($15.94 value per share on 3/8/07), as described in note 3 to the Summary Compensation Table; and (c) for long-term performance shares, by multiplying the maximum number of shares by the average of the high and low price of the Company’s common stock on the grant date ($35.25 on 3/8/2007), which was the date of Compensation Committee approval. This value does not reflect estimated forfeitures or awards actually forfeited during the year; none of these awards were forfeited by the named executives during the year. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the common stock on the date the option is exercised. The actual value realizable by the executive with respect to a grant of restricted stock depends on the market value of the shares when the executive sells the shares following lapse of restrictions. The actual value with respect to the actual valuation, if any, to be realized on the performance share awards granted under our 2002 incentive plan will depend on both the number of shares issued at the end of the performance period and the market price of the stock out matters.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information with respect to the unexercised options, restricted stock and performance share awards (“PerfShs”) held by the named executive officers as of February 2, 2008, our fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number of	Market or
								Unearned	Payout
						Number	Market	Shares,	Value of
						of Shares	Value of	Units or	Unearned
		Number of	Number of	Other		or Units of	Shares or	Other	Shares,
		Securities	Securities	Rights		Stock	Units of	Rights	Units or
	Grant	Underlying	Underlying	Option		That Have	Stock That	That	Other Rights
	Date or	Unexercised	Unexercised	Exercise	Option	Not	Have Not	Have Not	That Have
	Performance	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Period	Exercisable(1)	Unexercisable(1)	($)(2)	Date	(#)(3)	($)(4)	(#)(5)	($)(6)

Ronald A. Fromm	3/6/2003	—	—	$—	—	5,625	$97,200	—	$—
	3/4/2004	—	11,251	17.34	3/04/2014	—	—
	3/3/2005	—	45,000	14.91	3/03/2015			—	—
	3/2/2006	—	—	—	—	33,750	583,200	—	—
	3/8/2007	—	—	—	—	24,000	414,720	—	—
	Perf Shs
	2006-08	—	—	—	—	—	—	33,750	583,200
	Perf Shs
	2007-09	—	—	—	—	—	—	24,000	414,720

Total		—	56,251			63,375	1,095,120	57,750	997,920

Mark E. Hood	12/6/2006	3,749	11,251	32.91	12/6/2016	7,500	129,600	—	—
	3/8/2007	—	—	—	—	2,250	38,880	—	—
	Perf Shs
	2006-08	—	—	—	—	—	—	5,625	97,200
	Perf Shs
	2007-09	—	—	—	—	—	—	6,000	103,680

Total		3,749	11,251			9,750	168,480	11,625	200,880

Diane M. Sullivan	1/5/2004	112,500	—	16.54	1/5/2014	28,125	486,000	—	—
	3/3/2005	22,500	22,500	14.91	3/3/2015	—	—	—	—
	3/2/2006	5,625	16,875	21.20	3/2/2016	28,125	486,000	—	—
	3/8/2007	—	—	—	—	7,500	129,600	—	—
	Perf Shs
	2006-08	—	—	—	—	—	—	28,125	486,000
	Perf Shs
	2007-09	—	—	—	—	—	—	12,000	207,360

Total		140,625	39,375			63,750	1,101,600	40,125	693,360

Joseph W. Wood	2/7/2002	—	—	—	—	11,250	194,400	—	—
	3/6/2003	—	—	—	—	2,811	48,574	—	—
	3/4/2004	25,312	8,439	17.34	3/4/2014
	3/3/2005	10,008	22,500	14.91	3/3/2015
	3/2/2006	—	—	—	—	9,000	155,520	—	—
	3/8/2007	—	3,750	35.25	3/8/2017
	Perf Shs
	2006-08	—	—	—	—	—	—	11,250	194,400
	Perf Shs
	2007-09	—	—	—	—	—	—	6,000	103,680

Total		35,320	34,689			23,061	398,494	17,250	298,080

Richard M. Ausick	1/2/2002	8,918	—	7.07	1/2/2012	5,625	97,200	—	—
	3/6/2003	5,625	—	11.37	3/6/2013	2,811	48,574	—	—
	3/4/2004	12,656	4,218	17.34	3/4/2014	4,500	77,760
	3/3/2005	8,437	8,439	14.91	3/3/2015	—	—	—	—
	3/2/2006	1,687	5,063	21.20	3/2/2016	11,250	194,400	—	—
	8/22/2006	1,875	5,625	21.41	8/22/2016	7,500	129,600	—	—
	3/8/2007	—	5,999	35.25	3/8/2017	3,000	51,840	—	—
	Perf Shs
	2006-08	—	—	—	—	—	—	11,250	194,400
	Perf Shs
	2007-09	—	—	—	—	—	—	6,000	103,680

Total		39,198	29,344			34,686	599,374	17,250	298,080

(1)	All options listed in the table have a term expiring ten years after the grant date and vest based on service at a rate of 25% on each anniversary of the grant date over the first four years of the ten-year option term. Subject to such earlier expiration or accelerated exercisability, all of the unexercisable shares relating to the options granted on 3/4/04 have become exercisable on 3/4/08; one-half of the unexercisable shares relating to the options granted on 3/3/05 have or will become exercisable on each of 3/3/08 and 3/3/09; one-third of the unexercisable shares relating to the options granted on 12/6/06 have or will become exercisable on each of 12/6/08, 12/6/09 and 12/6/10; one-third of the unexercisable shares relating to the options granted on 3/2/06 have or will become exercisable on each of 3/2/08, 3/2/09 and 3/2/10; and one fourth of the unexercisable shares relating to the options granted on 3/8/07 have or will become exercisable on each of 3/8/08, 3/8/09, 3/8/10 and 3/8/11.

(2)	The stock option exercise price is based on the average of the high and low price for the Company’s common stock on the grant date.

(3)	Grants of restricted stock made through fiscal 2005 vest on anniversary dates as to 50% of the shares after four years from the date of the grant, an additional 25% after six years and the remaining 25% after eight years. Grants of restricted stock made in fiscal 2006 and 2007 cliff vest at the fourth anniversary of the grant date. Subject to earlier forfeiture or accelerated vesting, restricted stock outstanding on February 2, 2008 will vest as follows:

Grant Date	Vesting Schedule

1/2/2002	100% on 1/2/2010
2/7/2002	50% on 2/7/08 and 50% on 2/7/2010
3/6/2003	50% on 3/6/09 and 50% on 3/6/2011
1/5/2004	50% on 1/5/2010 and 50% on 1/5/2012
3/4/2004	50% on 3/4/2008, 25% on 3/4//2010 and 25% on 3/4/2012
3/2/2006	100% on 3/2/2010
8/22/2006	100% on 8/22/2010
12/6/2006	100% on 12/6/2010
3/2/2007	100% on 3/2/2011

(4)	The market value of unvested restricted stock is calculated by multiplying the number of unvested shares by $17.28, the closing price for our common stock at February 1, 2008, the last trading day of fiscal 2007.

(5)	Performance share awards granted in fiscal 2005 to cover the performance period of fiscal 2005-2007 met the performance threshold required for payment at 147.5% level and were paid out in shares of our common stock in March 2008; the values of these payouts in included in the “Stock Awards” column of the Summary Compensation Table, and are not shown in this table as the awards expired as of fiscal 2007 year-end. Performance share awards granted in 2006 and 2007 do not vest until completion of the performance period, and the amount ultimately earned depends on whether we have met applicable performance criteria. Based on the probability of meeting these criteria being at a level below target, performance share awards for the performance periods of fiscal 2006-2008 and fiscal 2007-2009 are shown at target level. A description of our performance share awards is included under the heading “Performance Incentive Equity Awards” in the Compensation Discussion and Analysis.

(6)	The market value of the long-term awards is calculated by multiplying the number of unvested shares subject to the award by $17.28, the closing price of our stock on February 1, 2008, the last trading day of fiscal 2007.

Fiscal Year-End Option Values

The table below shows the market value on the “spread” for both vested and unvested “in-the-money” stock options for each named executives as of the end of fiscal 2007. The value is calculated as the difference between the aggregate exercise price of the options and the aggregate market value of the shares of underlying common stock at February 1, 2008, the last trading day of fiscal 2007, calculated based on the closing market price of our stock on that day ($17.28).

	Vested Options		Unvested Options
Name	Number of Shares	Spread Value	Number of Shares	Spread Value

Ronald A. Fromm	—	$—	45,000	$106,502
Mark E. Hood	—	—	—	—
Diane M. Sullivan	135,000	136,253	22,500	53,251
Joseph W. Wood	10,008	23,686	22,500	53,251
Richard M. Ausick	22,980	144,293	8,439	19,973

Option Exercises and Stock Vested

The following table shows information regarding options exercised and vesting of restricted stock and performance shares during fiscal 2007, and the “value realized” is calculated prior to payment of applicable withholding tax.

	Option Awards		Stock Awards
			Number of Shares
			Acquired on Vesting(2)
	Number of Shares	Value Realized on	Restricted	Performance	Value Realized on
Name	Acquired on Exercise	Exercise(1)	Stock	Shares	Vesting(3)

Ronald A. Fromm	384,153	$7,959,307	5,625	—	$187,838
				66,375	1,008,900
Mark E. Hood	—	—	—	—	—
Diane M. Sullivan	—	—	28,125	—	353,953
				49,781	756,671
Joseph W. Wood	127,772	2,503,390	2,812	—	93,919
				33,188	504,458
Richard M. Ausick	—	—	8,437	—	176,775
				8,297	126,114

(1)	Represents exercise of options to purchase our common stock; the value realized is calculated by multiplying the number of options exercised by the difference between the average of the high and low price for our stock on the exercise date and the exercise price for the shares exercised.

(2)	Includes shares of restricted stock that were granted in prior years and vested (lapse of restrictions) in fiscal 2007 based on service. The number of shares and value realized includes shares that were withheld to pay taxes and were not issued.

(3)	The value realized on the “vesting” relates to the vesting (lapse of restrictions) for restricted stock, and for long-term performance shares, relates to the value realized when our Compensation Committee determined (March 5, 2008) that the performance criteria for the fiscal 2005-2007 performance period had been met and approved payout on those awards. The value shown is calculated as follows: (a) for restricted stock by multiplying the number of shares vested by the average of the high and low price of our stock on the vesting date, and (b) for long-term performance shares, which we have deemed to have vested on February 2, 2008 (the last day of the performance period) but which were not approved for payout until March 5, 2008, by multiplying the number of shares earned by $15.20, the average of the high and low price of our shareholders on March 5, 2008 (with the vesting date for the long-term performance shares being March 5, 2008). The number of shares and value realized includes shares that were withheld to pay taxes and were not issued.

Retirement Plans

Pension Plan

The named executive officers are eligible to participate in the Brown Shoe Company, Inc. Retirement Plan (“Retirement Plan”) after 12 months’ employment, working at least 1,000 hours and the attainment of 21 years of age. Plan participants who have completed five continuous years of employment with the Company are vested and earn the right to receive certain benefits upon retirement at the normal retirement age of 65 or upon early retirement on or after age 55. If the plan participant retires between the ages of 55 and 65, the amount of monthly pension benefit is reduced 1/15 for each of the five years and 1/30 for each of the next five years that commencement of payment precedes age 65.

The amount of monthly pension benefits is calculated based on years of service using a two-rate formula applied to each year of pension service. Generally, a participant receives credit for one year of service for each 365 days of full-time employment as an eligible employee with the Company, up to 35 years. A service credit of .825% is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed “covered compensation”, which is the 35-year average compensation subject to FICA tax based on a participant’s year of birth; and a service credit of 1.425 percent is applied to that portion of the average salary during those five years that exceeds said level. Annual earnings covered by the retirement plan consist of wages, salaries, commissions, bonuses based on a percentage of salary, and employee deferrals to a 401(k) plan, and all other amounts are excluded. For highly paid employees, benefits are limited pursuant to certain provisions of the Internal Revenue Code (including, among others, the limitation on the amount of annual compensation for purposes of calculating eligible benefits for a participant under a qualified retirement plan ($225,000 in 2007)).

The accumulated benefit a participant earns under the Retirement Plan is payable starting after retirement based on the participant’s choice of payment option, including an annuity on the participant’s life, joint and survivor annuity, ten year annuity, Social Security supplement, and, only for benefits accrued before December 31, 1993, a lump sum payment. All forms of benefit are actuarially equivalent to the single life annuity.

Supplemental Executive Retirement Plan (SERP)

Certain key management employees who are participants in the Pension Plan, including the named executive officers, are also eligible to participate in our SERP. The basic purpose of the SERP is to enable highly paid executives to increase their pension benefits to a level commensurate with their earnings levels. More specifically, the Internal Revenue Code generally places a limit on the amount of annual pension that can be paid from a tax-qualified plan ($180,000 in 2007) as well as on the amount of annual earnings that can be used to calculate a pension benefit ($225,000 in 2007). For this reason, the Company maintains the SERP as a “non-tax qualified” plan that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the qualified plan’s limit. Thus, the SERP replaces a benefit that higher-earning employees lose under the tax-qualified pension plan. All benefits are payable as lump sums, and payments are made immediately in the event of a change in control. In addition, certain terms of the SERP enhance the benefits payable to employees who were plan participants prior to January 1, 2006, such as: an increase in the benefit formula for salary in excess of covered compensation (from 1.425% to 1.465%); an unreduced early retirement benefit at age 60 provided the participant has at least ten years service, and increased death benefits (from 50% to 75% in the event of death prior to age 55 and from 50% to 100% in the event of death after age 55). The SERP is unfunded and all payments to a participant will be made from our general assets; accordingly, these benefits are subject to forfeiture in the event of bankruptcy.

In February 2008, the SERP was amended and restated to reflect the recently adopted deferred compensation plan and to allow deferred amounts to be included as earned compensation. In addition, the plan was updated to for changes to Internal Revenue Code section 409A and to change the definition of “change in control” to be the same as that used in our executive severance agreements (whereas the prior definition was the same as that used in our 2002 incentive plan). Upon a change in control, the SERP provides that vested requirements will be waived and the participant’s account balance will become immediately payable notwithstanding that the participant remains employed. Pursuant to our severance agreements, in the event of the participant’s termination following a change in control, the participant will be credited with an additional three years of service.

Pension Benefits Table

The table below quantifies the present value of the future benefits payable under the Company’s two defined benefit pension plans (the Retirement Plan and the SERP) for the named executive officers as of December 31, 2007.

		Number of	Present Value of
		Years Credited	Accumulated	Payments During
Name	Plans	Service(1)	Benefit(2)(3)	Last Fiscal Year

Ronald A. Fromm(4)	Retirement Plan	21	$369,326	$—
	SERP	21	5,062,557	—
Mark E. Hood(5)	Retirement Plan	1	19,175	—
	SERP	1	21,457	—
Diane M. Sullivan(5)	Retirement Plan	4	54,723	—
	SERP	4	492,220	—
Joseph W. Wood(4)	Retirement Plan	6	127,629	—
	SERP	6	591,860	—
Richard M. Ausick(4)	Retirement Plan	6	89,283	—
	SERP	6	469,010	—

(1)	The years of credited service are based on actual service and do not reflect additional credited service as might be applicable in the event of a change in control under the severance agreements.

(2)	For the retirement plan, the calculation of the present value of the accumulated benefit assumes each participant’s benefit commences at age 65, the age at which retirement may occur without any reduction in benefits, discounted to December 31, 2007 using a discount rate of 6%, that the benefits accrued after 1993 are payable as a single life annuity, post-retirement mortality based on the RP2000 combined table projected to 2010 using Scale AA, and that benefits for Mr. Fromm accrued prior to 1994 are paid as a lump sum using an interest rate of 4.75%.

(3)	For the SERP, the present values are calculated using the same assumption summarized in note 2 except all benefits are payable as lump sums commencing at the later of age 60 or ten years of service, the age at which retirement may occur without any reduction in benefits.

(4)	Messrs. Fromm, Wood and Ausick are currently vested, and if any of them left the Company as of December 31, 2007, they would have been eligible for a lump sum payment from the SERP of approximately $4,406,444, $594,774 and $296,161, respectively, six months after retirement.

(5)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

Savings Plan(401(k))

Substantially all of our salaried employees, including the named executive officers, are eligible to participate in the Brown Shoe Company, Inc. 401(k) Savings Plan, a defined contribution plan qualified under sections 401(a) and 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute the lesser of up to 30% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. Annual salary includes salary, commissions, wages, overtime pay, foreign service premium payments, bonuses paid under a formal bonus program and before-tax amounts contributed to this plan or a Section 125 Cafeteria Plan. The Company will match 75% on the first 2% of pay that is contributed to the Savings Plan and 50% of the next 4% of pay contributed. The matching contributions are in the form of Brown Shoe stock. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a Company stock fund. The 401(k) Plan is designed to provide for distributions in a lump sum or installments after termination of service. However, loans and in-service distributions under certain circumstances, such as hardship, are permitted. Employee contributions to the savings plan are fully-vested upon contribution while matching contributions are subject to a 3-year vesting requirement.

Non-Qualified Deferred Compensation

Commencing January 1, 2008, selected key executives, including the named executives, became eligible to participate in the deferred compensation plan. Under this plan, a named executive may elect to defer annually the receipt of up to 50% of base salary and up to 100% of other compensation (with deferral of annual incentive awards authorized by the Compensation Committee for deferral), and thereby defer taxation of these deferred amounts until actual payment of the deferred amount in future years. At the participant’s election, payments can be deferred until a specific date at least three years after the year of deferral or until termination of employment (subject to earlier payment in the event of a change of control), and can be paid in a lump sum or in up to 15 annual installments. Separate deferral elections can be made for each year, and in limited circumstances, existing payment elections may be changed. The amounts deferred are credited to accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the participant’s election, and the investment funds available are expected to be substantially similar to the mutual fund-type investments available from time to time under our 401(k) plan. Accordingly, above market earnings will not result under this plan. In general, the participant can receive “in-service” hardship withdrawals, but withdrawals not based on hardship are not allowed while still employed. The Company is not required to make any contributions to this plan and has unrestricted use of any amounts deferred by participants. Although the Company has established a “Rabbi Trust” to invest funds equal in amount to compensation that has been deferred to offset this liability, the deferred compensation plan is an unfunded, nonqualified plan, for which the benefits are to be paid out of our general assets. The plan is subject to the requirements of Section 409A of the Internal Revenue Code, and if a participant is considered a “specified employee” on his or her separation date, Section 409A requires the suspension of payments for six months after such date.

The following table shows contributions and earnings during fiscal 2007 and the account balances as of February 1, 2008 (the last business day of fiscal 2007) for our named executive officers under the deferred compensation plan.

				Aggregate
	Executive	Company	Aggregate	Withdrawals/	Aggregate
	Contributions in	Contributions	Earnings in Fiscal	Distributions in	Balance at
Name	Fiscal 2007(1)	In Fiscal 2007	2007	Fiscal 2007	Fiscal Year-End

Ronald A. Fromm	$16,346	$—	$35	$—	$16,381
Mark E. Hood	463	—	1	—	464
Diane M. Sullivan	—	—	—	—	—
Joseph W. Wood	—	—	—	—	—
Richard M. Ausick	557	—	1	—	558

(1)	These amounts represent the executive’s contributions during the month of January 2008, and were also included in “Salary” in the Summary Compensation Table.

In fiscal 2007, all of the named executive officers participated in the SERP, which is a non-qualified deferred compensation plan. The SERP is an unfunded plan; and during fiscal 2007 neither the Company nor any of the named executive officers made contributions and there were no earnings, withdrawals or distributions on behalf of the named executive officers.

Payments on Termination and Change in Control

The Company is not a party to any employment agreements with its current named executives, but it does have severance agreements with each of them. Thus, in the event one of named executives were to terminate voluntarily, be terminated by the Company without cause, or terminate “for good reason,” the executive would have rights to certain payments or benefits under our benefit and retirement plans and severance agreements, and with additional benefits if the termination follows a change in control of the Company. Our stock incentive plans contain “single trigger” provisions for accelerated vesting of options, restricted stock and incentive awards in the event of a change in control (even if the executive remains with the Company after the control change, regardless of whether options are assumed or restricted shares are substituted by the surviving company). Our SERP also provides “single trigger” accelerated vesting and full pay-out within 30 days following a change in control (even if the executive remains with the Company after the control change). The severance agreements, however, provide for “double trigger” benefits if employment is terminated following a change of control.

Under our incentive stock plans, a “change in control” generally consists of any of the following: any person acquires more than 30 percent of the Company’s common stock through a tender offer, exchange offer or otherwise; the Company is liquidated or dissolved following a sale of substantially all assets; or the Company is not the surviving parent corporation following a merger or consolidation. Under the SERP and the deferred compensation plan, a “change in control” is defined similarly to the severance agreements, and results when: any person acquires 30% or more of the Company’s common stock (other than acquisitions directly from the Company); or the incumbent board (and their successors approved by at least two-thirds of the directors then in office) cease to constitute a majority of the board; or the consummation of a merger, consolidation or reorganization or sale of substantially all of the Company’s assets, unless our shareholders prior to the transaction hold more than 65% of the voting securities of the successor or surviving entity.

Estimate of Payments upon Termination and Change in Control

The following table estimates potential payments upon termination as if our named executives had terminated as of February 1, 2008 (the last business day of fiscal 2007), including the value of already-vested benefits as well as the acceleration of unvested benefits upon change of control, so that a full “walk away” amount is provided. The termination scenarios covered by the table include voluntary termination both prior to and following a change in control, and involuntary (or good reason) termination following a change in control (CIC). Except for voluntary termination, payments under these termination scenarios reflect acceleration of award rights under our benefit plans and additional benefits receivable under our severance agreements, neither of which is available to all employees. On February 1, 2008, the closing price of our stock was $17.28. This table assumes:

(1) Already Vested Benefits as of February 1, 2008 include the following:

•	Exercise of vested options within 60 days of termination (as shown in “Fiscal Year-End Option Values” table),

•	SERP lump sum payments reflecting retirement or early retirement benefit if applicable; payable only if vested, and with payment deferred for six months following termination of employment; and

•	Deferred Compensation Plan payout; Pension Plan payout if five-year vesting requirements already met and assuming that retirement befits payable at age 65; 401(k) plan payout of individual account and, subject to the three-year vesting requirement, the Company matching account.

(2) Voluntary Termination (no change in control) occurred on February 1, 2008 includes the following benefits:

•	Already-Vested Benefits outlined in (1) above

(3) Involuntary Termination (no change in control) occurred on February 1, 2008 results in additional benefits under our Severance Agreements, for total benefits including:

•	Already-Vested Benefits outlined in (1) above,

•	Cash severance equal to two times multiple of salary and target (not actual) 2007 annual cash incentive,

•	Payment of 2007 annual cash incentive at target (not actual) in March 2008,

•	Accelerated vesting for additional two years for options,

•	Accelerated vesting for additional two years of restricted stock, and

•	Medical and outplacement benefits.

(4) Voluntary termination (following a change in control) occurred on February 1, 2008 includes the acceleration of benefits under our stock incentive plans and SERP upon a change in control, but without any additional benefits due to actual termination of employment, for total benefits including:

•	Already-Vested Benefits outlined in (1) above,

•	All unvested options vest and become exercisable within 60 days of termination,

•	All restricted stock vests,

•	Payment of 2007 annual cash incentive at target (not actual) in March 2008,

•	Payout of 2006-2008 and 2007-2009 performance shares at the target level following the change in control, and

•	SERP lump sum payable notwithstanding vesting requirement, including early retirement enhancement for applicable participants, and payable within 30 days.

(5) Involuntary or “good reason” termination (following a change in control) occurred on February 1, 2008 includes the acceleration of benefits upon change of control as provided under our stock incentive plans, SERP and severance agreements, as well as additional benefits under our severance sgreements for the termination, for total benefits as follows:

•	Already-Vested plus Change in Control benefits outlined in (4) above,

•	Cash severance equal to three times multiple of salary and target (not actual) 2007 annual cash incentive,

•	Payment of 2007 annual cash incentive at target (not actual) in March 2008,

•	Medical and outplacement benefits,

•	SERP payment increase to reflect additional three years of credited service, payable within 30 days, and

•	Tax gross-up for excise taxes if total payments deemed to be “parachute” payments exceed the Internal Revenue Code limit by more than ten percent, and individuals who exceed the limit by less than ten percent would have their payments reduced to that limit to avoid any excise tax.

										Already
	Additional Payments due to Change in Control or Termination									Vested	Total
		Restricted	Long-						Total	Options,	Additional
	Option	Stock	Term	Annual			Medical/	Tax	Additional	Retirement,	Payments
	(Spread	(Market	Incentive	Cash		Cash	Outplacement	Gross-	Termination/CIC	Def Comp and	Plus Already
	Value)(1)	Value)(1)	(Payment)(1)	Incentive	SERP(2)	Severance	Benefits(3)	Up(4)	Payments	Incentive Plan(5)	Vested

Ronald A. Fromm
Voluntary Termination (no CIC)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$4,693,517	$4,693,517

Involuntary termination (no CIC)	106,502	48,591	—	722,500	—	3,145,000	34,722	—	4,057,315	4,693,517	8,750,832

Good Reason termination (no CIC)(6)	106,502	48,591	—	722,500	—	3,145,000	34,722	—	4,057,315	4,693,517	8,750,832

Voluntary Termination after CIC	106,502	1,095,120	997,920	722,500	796,771	—	—	—	3,718,813	4,693,517	8,412,330

Involuntary or good reason termination within 24 Months After CIC	106,502	1,095,120	997,920	722,500	1,575,323	4,717,500	39,584	—	9,254,449	4,693,517	13,947,966

Mark E. Hood
Voluntary Termination (no CIC)	—	—	—	—	—	—	—	—	—	463	463

Involuntary termination (no CIC)	—	—	—	180,000	—	1,080,000	40,224	—	1,300,224	463	1,300,687

Voluntary Termination after CIC		168,480	200,880	180,000	23,638	—	—	—	572,998	463	573,461

Involuntary or good reason termination within 24 Months After CIC	—	168,480	200,880	180,000	138,115	1,620,000	47,836	563,081	2,918,392	463	2,918,855

Diane M. Sullivan
Voluntary Termination (no CIC)	—	—	—	—	—	—	—	—	—	192,415	192,415

Involuntary termination (no CIC)	53,251	242,991	—	551,250	—	2,572,500	34,722	—	3,454,714	192,415	3,647,129

Voluntary Termination after CIC	53,251	1,101,600	693,360	551,250	526,574	—	—	—	2,926,035	192,415	3,118,450

Involuntary or good reason termination within 24 Months After CIC	53,251	1,101,600	693,360	551,250	962,015	3,858,750	39,584	2,020,249	9,280,059	192,415	9,472,474

Joseph W Wood
Voluntary Termination (no CIC)	—	—	—	—	—	—	—	—	—	734,598	734,598

Involuntary termination (no CIC)	53,251	121,478	—	372,400	—	1,808,800	40,224	—	2,396,153	734,598	3,130,751

Voluntary Termination after CIC	53,251	398,494	298,080	372,400	319,993	—	—	—	1,442,218	734,598	2,176,816

Involuntary or good reason termination within 24 Months After CIC	53,251	398,494	298,080	372,400	835,095	2,713,200	47,836	—	4,718,356	734,598	5,452,954

Richard M. Ausick
Voluntary Termination (no CIC)	—	—	—	—	—	—	—	—	—	525,045	525,045

Involuntary termination (no CIC)	19,972	160,358	—	289,800	—	1,545,600	40,224	—	2,055,954	525,045	2,580,999

Voluntary Termination after CIC	19,972	599,374	298,080	289,800	207,950	—	—	—	1,415,176	525,045	1,940,221

Involuntary or good reason termination within 24 Months After CIC	19,972	599,374	298,080	289,800	498,176	2,318,400	47,836	910,792	4,982,430	525,045	5,507,475

(1)	These columns reflect the value of stock options, restricted stock and long-term incentive awards receivable due to the event indicated; the values have been calculated by multiplying the number of shares accelerated or receivable by the closing price of our stock on February 1, 2008, and for option shares, the value is reduced by the exercise price; stock options that were not “in the money” as of that date had no value. Option already vested as of fiscal year-end are included in the “Already Vested” column.

(2)	This column reflects additional amounts receivable under the SERP due to change of control and involuntary termination following a change of control (including an additional three years of credited service), and for Mr. Hood and Ms. Sullivan, it reflects the acceleration of vesting that allows benefits to be paid following a change in control. For Messrs. Fromm, Wood and Ausick, who were vested in the SERP at 2007 year-end, the vested benefit payable at February 1, 2008 is included in the “Already Vested” column. For the participants vested under the SERP, it includes a lump sum (SERP payments are based on the same assumptions used under the qualified plan to determine actual lump sums during 2008) and payable six months after termination.

(3)	The severance agreements with the executive officers entitle them to medical and dental benefits for 18 months, plus a cash payment equal to six months (if no change in control) or 18 months (if a change in control) of the Company’s cost to provide such benefits, following certain covered terminations, as more fully described under the heading “Payments on Termination or Change in Control — Severance Agreements.” In additional, the severance agreements provide for outplacement services. The amounts in this column represent the present value of health care benefits to be provided, which was estimated based on assumptions used by the Company for financial reporting purposes, plus $25,000 for outplacement.

(4)	As provided in the severance agreements for a termination occurring following a change in control, this represents a reasonable estimate of costs of gross-up payments to cover the recipient’s excise tax liability under Internal Revenue Code Section 280G and the subsequent federal, state and FICA taxes on the gross-up payment, and assigns a portion of these termination benefits as reasonable compensation in consideration of non-competition agreements or as reasonable compensation. The assumptions used to calculate this estimate are: a corporate tax rate of 6.25%, a state tax rate of 6% for Missouri residents and 6.75% for Wisconsin residents, and a discount rate of 3.71%.

(5)	This column includes, as of February 1, 2008, the spread value on “in-the-money” vested stock options as well as the cash amounts distributable had the executive terminated as of February 1, 2008 from the Company’s 401(k) Savings Plan and the Deferred Compensation Plan. It also includes amounts payable under the Pension Plan for vested participants only (Messrs. Fromm, Wood and Ausick), which includes a lump sum payment for benefits accrued prior to January 1, 1994 and the present value of the remaining annuity benefits, assuming commencement at age 65. For the participants vested under the SERP, it includes a lump sum (SERP payments are based on the same assumptions used under the qualified plan to determine actual lump sums during 2008) and payable six months after termination.

Certain of the values used in computing the amounts in the Already Vested column are reflected elsewhere in the proxy statement; see “Fiscal Year-End Option Values” for the spread value on vested options, Grants of Plan-Based Awards table for the target number of performance shares granted for the fiscal 2007-2009 period. The fiscal year-end amounts payable under the Pension Plan and SERP included in this column will be generally comparable to those shown in the in the “Pension Benefits” table, but vary because the actuarial assumptions used for purposes of these two tables are different. The Already Vested column does not include the market value of the long-term incentive share payout for the 2005-2007 performance period (paid in shares in March 2008) on the basis that it would result in “double counting” of such compensation; for purposes of this proxy statement, the value of that payment has been deemed to have been fully vested and earned as of fiscal year-end; thus, that award is not deemed to be outstanding at fiscal year-end for purposes of the “Outstanding Equity Awards at Fiscal Year-End” table, and the market value of the vested award is included in the “Options Exercised and Stock Vested” table.

(6)	For Mr. Fromm only, the severance agreement provides him with the same benefits upon “good reason” termination as he would otherwise have in the event of an involuntary termination unrelated to a change in control (see “Executive Compensation — Severance Agreements”).

Severance Agreements

The severance agreements with our current named executive officers are for a three-year term that is automatically extended for successive one-year periods unless either party terminates the agreement upon notice prior to the end of any term. The agreements for Mr. Fromm, Ms. Sullivan, Mr. Wood and Mr. Ausick terminate on March 31, 2009, and the agreement for Mr. Hood terminates on October 29, 2009.

Regardless of the reason for termination, the severance agreements require that the executive comply with a post-termination non-compete provision that restricts the executive from providing any executive level or consulting services to any competitor in the U.S. footwear industry or interfering with the Company’s customer relationships. In addition, if any payment to the executive following a change in control would subject the executive to excise tax under Section 4999 of the Internal Revenue Code, the executive would be entitled to receive an additional payment in an amount sufficient to cover that amount (a “tax gross-up” payment) compensate him or her therefore. The executive officers are entitled to full indemnification for any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control.

The Severance Agreements provide no benefits in the event of a voluntary termination without good reason.

Termination Not Related to Change in Control.  The Severance Agreements for our named executive officers provide that if the executive is terminated by the Company without cause at any time or more than 24 months after a change in control, the executive will be entitled to receive:

•	a lump sum cash payment following termination equal to 200% of the sum of executive’s base salary at the highest rate in effect at any time during the 12 months immediately preceding the termination and target annual cash incentive for the year of termination;

•	a lump sum cash payment equal to executive’s prorated target annual cash incentive for the year of termination;

•	continued coverage under the Company’s medical and dental plans for 18 months, followed by a cash payment equal to the company’s cost for an additional six months of coverage;

•	immediate vesting of the employee’s restricted stock and outstanding stock options that would have vested over the two-year period following termination; and

•	outplacement services.

All of these benefits are also applicable to Mr. Fromm if he terminates his employment within 90 days after good reason (such as reduction in salary or position, relocation of principal office without employee’s consent, or material increase in travel), unless his decision to terminate for good reason is within 24 months after a change in control, in which event he is entitled to receive the benefits described below.

Termination Following a Change in Control.  The Severance Agreements for our named executive officers provide benefits following a change in control which are based on a dual trigger; that is, there must be a change in control and within a certain period of time there must be an involuntary termination of employment. If a change of control occurs and within 24 months after a change in control an executive officer is (a) terminated by the Company without cause or (b) terminates employment within 90 days after “good reason”, the executive officer will be entitled to receive:

•	lump sum cash payment equal to 300% of the sum of executive’s base annual salary at the highest rate in effect at any time during the 12 months immediately preceding the termination and target bonus for the year of termination;

•	lump sum cash payment equal to the executive’s prorated target bonus for the year of termination;

•	continued coverage under the Company’s medical and dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 18 months of coverage;

•	immediate vesting of all outstanding awards of restricted stock and outstanding stock options;

•	outplacement services;

•	additional three years of credited service under the SERP; and

•	tax gross-up payment if any payment to the executive would subject executive to excise tax under Section 4999 of the Internal Revenue Code.

Following a change in control, the Company will pay the executive’s legal fees to the extent the executive prevails on a claim contesting a termination for cause or a Company determination on payments or to enforce their rights under the agreement.

Key Definitions.  A “change in control” for purposes of the Severance Agreements generally consists of any of the following:

•	any person acquires 30% or more of the Company’s common stock (other than acquisitions directly from the Company); or

•	The incumbent board (and their successors approved by at least a majority of the directors then in office) cease to constitute a majority of the board; or

•	the consummation of a merger, consolidation or reorganization or sale of substantially all of the Company’s assets, unless our shareholders prior to the transaction hold more than 65% of the voting securities of the successor or surviving entity in substantially the same proportion as prior to the transaction.

A termination for “good reason” for the executive generally includes any of the following Company actions without the executive’s written consent:

•	a reduction in then-current base salary;

•	a reduction in status, position, responsibilities or duties;

•	the required relocation of executive’s principal place of business, without executive’s consent, to a location which is more than 50 miles from executive’s principal place of business;

•	a material increase in the amount of time executive is required to travel on behalf of the Company;

•	the failure of any successor of the Company to assume the Severance Agreement; or

•	a material breach of the Severance Agreement by the Company.

A termination “for cause” means the executive has engaged in:

•	willful misconduct which is materially injurious to the Company;

•	fraud, material dishonesty or gross misconduct in connection with the business of the Company, or conviction of a felony;

•	any act of moral turpitude reasonably likely to materially and adversely affect the Company or its business;

•	illegal use of a controlled substance, using prescription medications unlawfully; or

•	abuse of alcohol.

The Internal Revenue Code disallows deductions for certain executive compensation that is contingent on a change in ownership or control.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2007 were those indicated in the table under the heading “Board Meetings and Committees.” None of the members of the Compensation Committee has been an officer or employee of ours. No executive officer of ours has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of your board.

OTHER MATTERS

We know of no other matters to come before the annual meeting. If any other matters properly come before the annual meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Shareholder Proposals for the 2009 Annual Meeting

According to our bylaws, proposals of eligible shareholders intended to be presented at the 2009 annual meeting, currently scheduled to be held on May 28, 2009, must be received by us no less than 90 days (by February 27, 2009) and no more than 120 days (by January 28, 2009) prior to the meeting. According to the rules of the SEC, we must receive any such proposal by December 12, 2008 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

A shareholder’s notice is required to set forth as to each matter the shareholder proposes to bring before the meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons therefor, (b) the name and address of such shareholder proposing such business, (c) the number of shares of our stock beneficially owned by such shareholder and (d) any material interest of such shareholder in such business. These requirements are separate from and in addition to the SEC’s requirements a shareholder must meet to have a proposal included in our proxy statement.

In order for a shareholder to nominate a candidate for director, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. In order to be timely, we must receive such notice not less than 90 days (by February 27, 2009) and no more than 120 days (by January 28, 2009) prior to the meeting. However, if we give you notice or publicly disclose the meeting date less than 100 days’ prior to the date of the meeting, you must give us notice by no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the proxy statement; and (c) the name, address and shares held by the shareholder. In each case, notice must be given to our Senior Vice President, General Counsel and Corporate Secretary, whose address is 8300 Maryland Avenue, St. Louis, Missouri 63105. We will send a copy of our bylaws to any shareholder, without charge, upon written request. Our bylaws are also available on our website at www.brownshoe.com/governance.

Other

The New York Business Corporation Law requires that New York corporations, including the Company, provide information to their shareholders regarding any policies of directors’ and officers’ liability insurance which have been purchased or renewed. Accordingly, we want to notify our shareholders that, effective October 31, 2007, we purchased policies of directors’ and officers’ liability insurance from Illinois National Insurance Company, Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA, St. Paul Mercury Insurance Company and Allied World Assurance Company (U.S.) Inc. These policies cover all duly elected directors and all duly elected or appointed officers and non-officer employees (if a co-defendant with an officer or director) of Brown Shoe Company, Inc. and its subsidiary companies. The policy premiums for the term ending on October 31, 2008 are $539,400. To date, no claims have been paid under any policy of directors’ and officers’ liability insurance.

The Company undertakes to provide, without charge, to each shareholder a copy of the Company’s report on Form 10-K for fiscal 2007, including the financial statements and financial statement schedule. For your copy, please write to our Corporate Secretary at 8300 Maryland Avenue, St. Louis, Missouri 63105 or you may access such report on the Company’s website at www.brownshoe.com/secfilings.

Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly or vote by telephone or over the Internet in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Senior Vice President, General Counsel and Corporate Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the annual meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the annual meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2008. This proxy statement and Annual Report to Shareholders for the 2007 fiscal year ended February 2, 2008 are available at www.brownshoe.com/investor.

Michael I. Oberlander
Senior Vice President, General Counsel
and Corporate Secretary

8300 Maryland Avenue
St. Louis, Missouri 63105

Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002
Amended and Restated as of Mary 22, 2008

Article 1. Establishment, Objectives, and Duration

1.1. Establishment of the Plan. Brown Shoe Company, Inc., a New York corporation (hereinafter referred to as the “Company”), previously established an incentive compensation plan known as the “Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002” (hereinafter referred to as the “Plan”). The Company hereby amends and restates the Plan as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, and Cash-Based Awards.

The Plan was originally effective as of May 23, 2002 (the “Effective Date”). Subject to approval by the Company’s stockholders, this amended and restated Plan shall become effective as of May 22, 2008 and shall remain in effect as provided in Section 1.3 hereof.

1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to increase shareholder value, long-term.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3. Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after May 22, 2012.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2.	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, or Cash-Based Awards.

2.3.	“Award Agreement” means an agreement entered into between the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4.	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5.	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6.	“Cash-Based Award” means an Award granted to a Participant, as described in Article 7 herein.

2.7.	“Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)	Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)	During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(c)	The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(d)	However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

2.8.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.	“Committee” means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors.

2.10.	“Company” means Brown Shoe Company, Inc., a New York corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 17 herein.

2.11.	“Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.12.	“Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan.

2.13.	“Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

2.14.	“Early Retirement” shall have the meaning ascribed to such term in the Brown Shoe Company Retirement Plan.

2.15.	“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.16.	“Employee” means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

2.17.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18.	“Fair Market Value” shall mean the average of the highest and lowest quoted selling prices for Shares on the New York Stock Exchange or equivalent securities exchange on the relevant date, or if there is no sale on such date, then on the last previous day on which a sale was reported.

2.19.	“Incentive Stock Option” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.20.	“Insider” shall mean an individual who is, on the relevant date, an officer or director of the Company, or a more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.

2.21.	“Nonqualified Stock Option” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22.	“Option” means an Incentive Stock Option or a Nonqualified Stock Option as described in Article 6 herein.

2.23.	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24.	“Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.25.	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26.	“Performance Period” shall have the meaning set forth in Section 7.2.

2.27.	“Performance Share” means an Award granted to a Participant, as described in Article 7 herein.

2.28.	“Performance Unit” means an Award granted to a Participant, as described in Article 7 herein.

2.29.	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.30.	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31.	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.32.	“Retirement” shall have the meaning ascribed to such term in the Brown Shoe Company Retirement Plan.

2.33.	“Shares” means the shares of common stock of the Company.

2.34.	“Stock Appreciation Right” means an Award granted to a Participant pursuant to Article 6 herein.

2.35.	“Stock Appreciation Right Price” means the price determined on the date of the grant of a Stock Appreciation Right for purposes of measuring the amount of cash payable upon the exercise of a Stock Appreciation Right as more fully described in Section 6.3.

2.36.	“Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

Article 3. Administration

3.1. General. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Board may, in its discretion, delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. The Board or the Committee may, in its discretion, delegate to the Company’s Chief Executive Officer the authority to determine the individuals to whom, and the time or times at which and terms upon which, Awards representing not more than 50,000 Shares in any one year may be granted; provided, however, that neither the Board nor the Committee may delegate such authority to the Chief Executive Officer with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act. To the extent that the Board has delegated to the Committee, or either the Board or the Committee has delegated to the Chief Executive Officer, any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee or the Chief Executive Officer, respectively. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

3.2. Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

3.4 Outside Directors. If the Award under the Plan is designed to meet the Performance-Based Exception, the Committee will consist of not less than two outside directors who shall meet the requirements of Reg. 1.162-27(e)(3).

Article 4. Shares Subject to the Plan and Maximum Awards

4.1. Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein and subject to increase as provided in subsection (a) below, the number of Shares issuable to Participants with respect to outstanding Awards under the Plan as of April 3, 2008 is three million one hundred seven thousand one hundred sixty (3,107,160). Effective May 22, 2008, an additional two million and forty-nine thousand and five hundred and fifty-five (2,049,555) Shares shall be available under the Plan. Shares that are subject to an outstanding Award under the Brown Group, Inc. Incentive and Stock Compensation Plan of 1999 (the “1999 Plan”) as of May 22, 2008, that are cancelled, terminated, expire, or lapse shall be added to and become available under this Plan. Shares issued to satisfy an Award may come out of the Company’s reserved, but unauthorized Shares or the Company’s treasury Shares.

The Board shall determine the appropriate method for calculating the number of Shares available pursuant to the Plan; provided that, effective May 22, 2008, Shares subject to an Award granted under the Plan shall not reduce the number of Shares available pursuant to the Plan unless and until actually issued to a Participant. In addition, the following shall apply:

(a)	Shares subject to an outstanding Restricted Stock Award that is cancelled, terminates, expires, or lapses for any reason shall be added to and become available under this Plan.

(b)	If the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or by a cashless exercise or net exercise of an Option, or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered or used to effect the cashless or net exercise, if any, will be deemed issued for purposes of reducing the number of Shares available under this Plan.

The following rules shall apply to grants of Awards under the Plan:

(aa)	Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one fiscal year to any one single Participant, shall be three hundred thirty-seven thousand five hundred (337,500).

(bb)	Performance Shares/Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant, shall be equal to the value of two hundred twenty-five thousand (225,000) Shares.

(cc)	Cash-Based Awards: The maximum payout with respect to Cash-Based Awards in any one fiscal year to any one single Participant shall be three million dollars ($3,000,000).

(dd)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred twelve thousand five hundred (112,500) Shares.

(ee)	Stock Appreciation Rights: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights to any one Participant in any one fiscal year shall be three hundred thirty-seven thousand five hundred (337,500) .

4.2.	Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be issued under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2. Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award; provided, however, if the Award is subject to the Performance-Based Exception, the Committee will determine eligibility.

Article 6. Stock Options and Stock Appreciation Rights

6.1. Grant of Options and Stock Appreciation Rights. Subject to the terms and provisions of the Plan, Options and Stock Appreciation Rights may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Only Employees may be granted Incentive Stock Options.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the duration of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, and such other provisions as the Board shall determine.

6.3. Option Price; Stock Appreciation Right Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The cash value of a Stock Appreciation Right with respect to one Share as of any given date shall equal the excess of the Fair Market Value of one Share on such date over the Stock Appreciation Right Price, which shall be equal to at least one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

6.4. Duration of Options and Stock Appreciation Rights. Each Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5. Exercise of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6. Payment. Options and Stock Appreciation Rights granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option or Stock Appreciation Right is to be exercised, accompanied (in the case of an Option) by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either actual or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, if required by the Board at time of exercise, the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by a combination of (a) and (b), or (d) cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law. Effective with respect to an Option issued on or after May 22, 2008, the Board may permit a Participant to elect to pay all or part of the Option Price associated with the exercise of an Option by having the Company withhold from the Shares which would otherwise be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount of the Option Price applicable to the exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall issue Shares to the Participant by book entry on the Company’s transfer agent and registrar’s books of account in an appropriate amount based upon the number of Shares purchased under the Option(s). A physical share certificate shall not be issued or delivered unless specifically requested by the Participant.

6.7. Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option or Stock Appreciation Right granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8. Termination of Employment/Directorship. Each Participant’s Option Award Agreement and/or Stock Appreciation Right Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option and/or Stock Appreciation Right following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and Stock Appreciation Rights issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9. Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options and Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

6.10. Tandem Awards. Stock Appreciation Rights may be granted in tandem with Options under such terms and conditions as may be prescribed in the applicable Award Agreements. When a Stock Appreciation Right is granted in tandem with an Option, the grantee may exercise rights under either the Stock Appreciation Right or the Option, but not both, and upon such exercise, the corresponding rights under the tandem Award shall be canceled.

6.11. Prohibition Against Repricing. Notwithstanding any other provision of the Plan (other than Section 4.2, which, in all cases, shall control), the terms of an Award may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARS, without approval of the Company’s stockholders of an amendment to this Section 6.11.

Article 7. Performance Units, Performance Shares, and Cash-Based Awards

7.1. Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board. If either Performance Shares or a Cash-Based Award is combined with another Award or constitutes a part or component of another Award, for purposes of this Plan, each shall be considered as Performance Shares or a Cash-Based Award, respectively.

7.2. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit and Performance Share shall have an initial value that is established by the Board at the time of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals, as described in Article 9, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 7, the time period during which the performance goals must be met shall be called a “Performance Period.”

7.3. Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive a payout, based on the discretion of the Board, on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

7.4. Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in the manner set forth in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards, in whole or in part, in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such payment may be made subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions which apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

7.5. Termination of Employment/Directorship Due to Death, Disability, Early Retirement or Retirement. Unless determined otherwise by the Board and set forth in the Participant’s Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, Early Retirement or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated.

Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Board in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

7.6. Termination of Employment/Directorship for Other Reasons. In the event that a Participant’s employment or directorship terminates for any reason other than those reasons set forth in Section 7.5 herein during a Performance Period, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant’s Award Agreement.

7.7. Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be asserted during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 8. Restricted Stock

8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4. Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals described in Article 9 (Company-wide, divisional, and/or individual), time-based restrictions on vesting whether or not following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

A Participant will not receive a certificate for the Restricted Stock; instead, the Restricted Stock will be credited as a book entry to an account in the Participant’s name with the Company’s transfer agent. At such time as the restrictions lapse, the Shares, no longer subject to restrictions, shall be transferred to a non-restricted account in the Participant’s name with the transfer agent or as otherwise directed by a Participant and agreed by the Company.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

8.7. Termination of Employment/Directorship. Each Restricted Stock Award shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the

Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 9. Performance Measures

Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees (or Employees who may become Covered Employees) which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a) Earnings per share;

(b) Net income (before and after taxes);

(c) Operating income (before or after taxes);

(d) Return on invested capital, return on assets, or return on equity;

(e) Cash flow return on investments which equals net cash flows divided by owners’ equity;

(f) Earnings before interest or taxes;

(g) Gross revenues or revenue growth;

(h) Net sales or growth of net sales;

(i) Market share; and

(j) Growth in share price or total shareholder return.

The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals on a Company-wide or divisional basis; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 10. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 11. Deferrals

The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the issuance of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12. Rights of Employees/Directors

12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13. Change in Control

13.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable.

(b)	Any restriction periods and restrictions imposed on shares of Restricted Stock which are not performance-based, as set forth in the Restricted Stock Award Agreement, shall lapse.

(c)	The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and all such Awards shall be deemed to be fully vested. Except as provided in Section 13.1(d) below, the vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d)	Notwithstanding the foregoing, upon the occurrence of a Change in Control which principally involves the exchange of Shares for cash, as of the effective date of the Change in Control: (a) each Participant holding Options shall be paid in cash, in full satisfaction thereof, an amount equal to the excess, if any, of (i) the aggregate value of the Shares subject to such Options (based on the consideration per Share paid by the acquirer in connection with the Change in Control) over (ii) the aggregate exercise price of such Options; (b) each Participant awarded Performance Shares shall be paid in cash, in full satisfaction thereof, an amount equal to (i) the value of one Share (based on the consideration per Share paid by the acquirer in connection with the Change in Control) multiplied by (ii) the number of Performance Shares awarded to such Participant; and (c) each Participant awarded any other Award which is denominated in Shares (as set forth in the applicable Award Agreement) shall be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of Options or Performance Shares; provided, that no duplicative payments shall be made with respect to the Stock Appreciation Rights issued in tandem with Options.

13.2.	Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 14.3 hereof) or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board may terminate, amend or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.

Article 14. Amendment, Modification, and Termination

14.1.	Amendment, Modification, and Termination. Subject to Section 13.2 and the other terms of the Plan, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

14.2.	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan meeting the requirements of Section 162(m) of the Code, as from time to time amended.

14.3.	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 13.2 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.4.	Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award of Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit grater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 14, make any adjustments it deems appropriate.

Article 15. Withholding

15.1.	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2.	Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 16. Indemnification

Each person who is or shall have been a member of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

18.1.	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2.	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3.	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4.	Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.5.	Governing Law. For purposes of shareholder approval, the Plan shall be governed by the laws of the State of New York. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflicts of laws principles which might otherwise apply. Any litigation arising out of, in connection with, or concerning any aspect of the Plan or Awards granted hereunder shall be conducted exclusively in the State or Federal courts in Missouri.

PROXY

The undersigned hereby appoints Ronald A. Fromm, Mark E. Hood and Michael I. Oberlander, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brown Shoe Company, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 22, 2008 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Brown Shoe Company, Inc. account online.

Access your Brown Shoe Company, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Brown Shoe Company, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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TOLL FREE NUMBER: 1-800-370-1163

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

PRINT AUTHORIZATION ***(THIS BOXED AREA DOES NOT PRINT)***

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:____________________ **DATE:**________ **TIME:**________

☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)

Registered Quantity (common) 5000 **Broker Quantity 0**

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROWN SHOE COMPANY, INC.
The undersig ned hereby appoints Ronald A. Fromm, Mark E. Hood and Michael I. Oberlander, and each of them, with power t o act without the oth er and wit h power of substitution, as proxies and attorneys-in-f a ct and hereby auth orizes them to represent and vote, as provid ed on the other side, all t h e shares of Brown Shoe Company, I n c. Common Stock which the undersigned s i entitle d to vote and, in their discretion, o t vote upon such other business as may properly come before the Annual Meetin g of Shareholders of the Company to be held May 22, 2008 or at any adjournment or postponement thereof, with all powers t h at t h e undersigned would possess if present at h t e Meeting.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments M ( ark t h e cor e sponding box on t h e reverse sid e)
FOLD AND DETACH HERE
Y ou an c ow n a c ess c o y r u Bro wn h S e o Company, Inc. ac u o nt onlin e.
Acce s o y u r Brown Sh e o Com pa y, n Inc . s ha eholder r c acount o n li e n iva Inv estor Servi c e Di ect r ® ( I S D . )
Mel on n I vestor Services LLC, Transfer Agent o f r Brown Shoe Company, n I c., now makes it easy and convenient o t get cur ent info rmation on your sharehold er account.
• View account statu s • View payment history o f r dividends
• View certificate his tory • Make address changes
• View book-entry information • Obtain a duplicate 1099 tax form
• Establish/chan ge your PIN
Vi sit us on t he web t a htp /: ww w.mell oni nve sto r.co m For e Tch nical Ass st i n a c e Cal l — 1 8 7 7-978-7778 bet ween am-7pm 9 Mo nd y a — Fri day East r en iTme
* * TR Y T I OUT * * www.mello ninvestor.com/isd/
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Inv estor Serv c i D e rec i t® is a r eg st i ere d t ra e d ma r k of Melon n I v es tor e S rv ces i LLC
PRINT AUTHORIZATION (TH IS BOXED AREA DOES NOT PR NT) I
To commence printing on h t is proxy card please sig n, date and fax this card to: 212-691-9013
SIGNATURE:___DATE:___TIME:___
Mark this box if you would lik e h t e Proxy Card EDGARized: ASCII EDGAR II (HTML)
Registered Quantity (common) 5000 Broker Quantity 0

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

	FOR	WITHHELD FOR ALL
ITEM 1. ELECTION OF DIRECTORS	☐	☐

Nominees:
01 Mario L. Baeza
02 Ronald A. Fromm
03 Steven W. Korn
04 Patricia G. Mc Ginnis
05 Harold B. Wright

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

____

	FOR	AGAINST	ABSTAIN
ITEM 2-2002 INCENTIVE AND STOCK COMPENSATION PLAN, AS AMENDED AND RESTATED	☐	☐	☐
ITEM 3-RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐

Signature ____________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

INTERNET		TELEPHONE
http://www.proxyvoting.com/bws		**1-866-540-5760**
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. Mark Here
for Address Change or Comments
PLEASE SEE REVERSE SID E
FOR WITHHELD
FOR AL L
FO R AG AINST ABSTAIN
T I EM 1. ELECTION OF DIRECTORS ITEM 2— 2002 Incentive and Stock compensation jPlan, as Amended and Restated
01 Mario L. Baeza FOR AGAINST ABSTAIN
02 Ronald A. Fromm ITEM 3— RATIFICATION OF INDEPENDENT
ACCOUNTANTS
03 Steven W. Korn
04 Patricia G. Mc Ginnis
05 Harold B. Wright
Withheld f o r h t e nominees you il st below: W ( rite h t at nominee’s name in h t e space provided below.) ___
Sig nature Signature Date
NOTE : Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, t r ustee or guardia n, please give u f ll title as such.
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF N I TERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET TELEPHONE http://www.p roxyvoting.com/bws 1-866-540-5760
Use t h e in ternet to vote your proxy. OR Use any touch-tone telephone to Have yo ur pr oxy card in hand vote your proxy. Have your proxy when you access t h e web site. card n i hand when you call.
If you vote your proxy by I n ternet or by e t lephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access o t your f u ture proxy materials, n i vestment plan statements, tax documents and more. Simply lo g on to Investor ServiceDirect® at www.meloninvestor.com/i sd where step-by-step nstr i uctions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement on the in ternet at www.brownshoe.com/investor